UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.

)

Filed by the Registrant ☒           Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
EXPRO GROUP HOLDINGS N.V.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the
Registrant
)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPRO

Proxy Statement

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

June 5, 2025

expro.com

NYSE: **XPRO**

Partnering to unlock energy for 85 years.

Expro operates a global business and has a diverse and stable customer base that is comprised of national oil companies, international oil companies, and independent exploration and production companies.

Our Scope

+8K	+85	+60	75
Employees	Years of history	Countries	Nationalities

Our Safety Performance

0.00
Lost Time Incident Frequency (LTIF)
(per million hours worked)

1.05
Total Recordable Case Frequency (TRCF) |
(per million hours worked)

Our Revenue

~80%
International

~70%
Offshore

~70%
Drilling & Completions Related

A DIVERSE SET OF GLOBAL CAPABILITIES

WELL CONSTRUCTION

WELL MANAGEMENT
- Well Flow Management
- Subsea Well Access
- Well Intervention & Integrity

SUSTAINABLE ENERGY SOLUTIONS

EXPRO

NYSE: XPRO

Strong cash flow outlook

Zero net-debt balance sheet
With significant available liquidity

Service-quality Leader

~96%

2024 customer service, quality, and customer job performance rating

Job performance rate is based on the key indicators: Health, Safety, and Environment (HSE), Communication, Equipment Performance, Personnel Performance, and Job Planning and Delivery, and is compiled from the responses contained in job performance forms and feedback provided by our clients.

96%	96%
North & Latin America (NLA)	Middle East & North Africa (MENA)
96%	**95%**
Europe & Sub-Saharan Africa (ESSA)	Asia Pacific (APAC)

© 2025 Expro. All rights reserved.

Dates and statements in the above report reflect the Company's views as of December 31, 2024, unless otherwise stated

EXPRO GROUP HOLDINGS N.V.

1311 Broadfield Blvd., Suite 400

Houston, Texas 77084

(Incorporated in The Netherlands)

To the shareholders of Expro Group Holdings N.V.:

You are cordially invited to attend the annual meeting of the shareholders of Expro Group Holdings N.V. (the “Company”) to be held on June 5, 2025, at 4:00 p.m. Central European Time (“CET”), at the offices of Van Campen Liem, J.J. Viottastraat 52, 1071 JT, Amsterdam, The Netherlands. This annual meeting has been called by the Company’s board of directors (the “Board”).

Date & Time: Thursday June 5, 2025 4:00 p.m., Central European Time	Place: The Offices of Van Campen Liem, J.J. Viottastraat 52, 1071 JT, Amsterdam, The Netherlands	Record Date: May 8, 2025

How to Vote

Online Vote online at www.proxyvote.com.	By Phone Vote by phone by calling the number located on your proxy card.	By Mail If you received a printed version of these proxy materials, you may vote by mail.

Your vote is very important. Holders of the Company’s shares of common stock, each with a nominal value of €0.06 (the “Common Stock”), held as of May 8, 2025, the “day of registration” (“dag van registratie”) as referred to in the Dutch Civil Code, are entitled to vote on the matters before the annual meeting. Even if you plan to attend the annual meeting, the Company urges you to promptly vote your shares of Common Stock in advance of the annual meeting. You will retain the right to revoke your proxy at any time before the vote, or to vote your shares of Common Stock personally if you attend the annual meeting. Voting your shares of Common Stock in advance of the annual meeting will not prevent you from attending the annual meeting and voting in person. Please note, however, that if you hold your shares of Common Stock through a broker or other nominee, and you wish to vote in person at the annual meeting, you must obtain from your broker or other nominee a proxy issued in your name.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 5, 2025

The Notice of Annual Meeting of Shareholders and the Proxy Statement for the 2025 Annual Meeting of Shareholders, along with the Company’s 2024 Annual Report to Shareholders, is available free of charge at www.proxydocs.com/xpro.

2025 Proxy Statement

At this meeting, you will be asked to consider and vote upon the following proposals:

Voting Matters		For More Information	Voting Recommendation

1.	to elect seven director nominees named in this proxy statement to serve until the Company’s annual meeting of shareholders in 2026;	Page 62	FOR

2.	to approve on a non-binding advisory basis the compensation of the Company’s named executive officers for the year ended December 31, 2024;	Page 63	FOR

3.	to review the annual report for the fiscal year ended December 31, 2024, including the paragraph relating to corporate governance, to confirm and ratify the preparation of the Company’s statutory annual accounts and annual report in the English language and to confirm and adopt the annual accounts for the fiscal year ended December 31, 2024;	Page 64	FOR

4.	to discharge the members of the Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2024;	Page 65	FOR

5.	to appoint Deloitte Accountants B.V. as our auditor who will audit the Dutch statutory annual accounts of the Company for the fiscal year ending December 31, 2025, as required by Dutch law;	Page 66	FOR

6.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to audit our U.S. GAAP financial statements for the fiscal year ending December 31, 2025;	Page 67	FOR

7.	to authorize the Board to repurchase shares up to 10% of the issued share capital, for any legal purpose, through the stock exchange or in a private purchase transaction, at a price between $0.01 and 105% of the market price on the New York Stock Exchange (the “NYSE”), and during a period of 18 months starting from the date of the 2025 annual meeting;	Page 68	FOR

8.	to authorize the Board to issue shares up to 20% of the issued share capital as of the date of the 2025 annual meeting, for any legal purpose, at the stock exchange or in a private purchase transaction, and during a period of 18 months starting from the date of the 2025 annual meeting. The authorization also includes the authority to restrict or exclude pre-emptive rights upon an issue of shares; and	Page 69	FOR

9.	to transact such other business as may properly come before the annual meeting or any adjournment thereof.

Pursuant to the “notice and access” rules promulgated by the Securities and Exchange Commission (“SEC”), we are also providing access to our proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement, a proxy card and our 2024 annual report. The Notice contains instructions on how to access those documents over the Internet, as well as instructions on how to request a paper copy of our proxy materials. We believe that this process will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you, and will conserve natural resources.

I urge you to review carefully the proxy statement, which contains detailed descriptions of the proposals to be voted upon at the annual meeting.

Sincerely,

John McAlister

General Counsel and Secretary

Den Helder, The Netherlands

April 11, 2025

2025 Proxy Statement

FREQUENTLY REFERENCED PAGES

Directors and Executive Officers	6

Committees of the Board	14

Say-on-Pay	22

Stock Ownership Guidelines	31

Director Compensation	46

EXPRO GROUP HOLDINGS N.V.

1311 Broadfield Blvd., Suite 400

Houston, Texas 77084

(A Dutch limited liability company, incorporated in The Netherlands)

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

April 11, 2025

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of the Company for use at the Company’s annual meeting.

In this proxy statement, unless indicated otherwise, “we,” “our,” “us,” “Expro,” and the “Company” refer to Expro Group Holdings N.V.

As further described below, the Oak Hill Group (as defined in the director nomination agreement between the Company and certain shareholders of the Company (the “Director Nomination Agreement”) currently has the right to appoint one director to the Board. Mr. Eitan Arbeter will be the Oak Hill Group’s designee at the 2025 annual meeting.

Mr. Michael C. Kearney is not standing for re-election and, therefore, will retire at the conclusion of the 2025 annual meeting. In connection with Mr. Kearney’s retirement, the number of members of the Board will automatically be reduced to seven directors as of the election of directors at the 2025 annual meeting.

Our Common Stock is traded on the NYSE. Therefore, in accordance with rules and regulations adopted by the SEC, we are providing our shareholders access to our proxy materials on the Internet. Accordingly, the Notice will be mailed to the Company’s shareholders of record as of March 31, 2025 on or about April 11, 2025. Shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice.

2025 Proxy Statement | 1

QUESTIONS AND ANSWERS

Shareholders are urged to read this proxy statement carefully in its entirety. FOR COPIES OF THIS PROXY STATEMENT, OR IF YOU HAVE ANY QUESTIONS ABOUT THE ANNUAL MEETING OR NEED ASSISTANCE VOTING, PLEASE CONTACT OUR INVESTOR RELATIONS DEPARTMENT AT INVESTORRELATIONS@EXPRO.COM.

Q:	When and where is the annual meeting?

A:	The annual meeting will be held on June 5, 2025, at 4:00 p.m. CET, at the offices of Van Campen Liem, J.J. Viottastraat 52, 1071 JT, Amsterdam, The Netherlands.

Q:	Who is soliciting my proxy?

A:	The Board is sending you this proxy statement in connection with their solicitation of proxies for use at the Company’s 2025 annual meeting.

Q:	Who is entitled to vote at the annual meeting?

A:

All shareholders who own shares of Common Stock as of the record date, May 8, 2025, are entitled to vote the shares of Common Stock that they hold as of that date. Each shareholder that attends the annual meeting in person may be asked to present valid picture identification, such as a driver’s license or passport, and evidence of corporate authorization if representing a corporate shareholder.

Each shareholder is entitled to one vote for each share of Common Stock owned by them on the record date, May 8, 2025, on all matters to be considered. On March 31, 2025, 116,027,967 shares of Common Stock were outstanding.

The Company is sending the Notice to shareholders of record as of March 31, 2025, which we established as the notice date to comply with applicable deadlines for purposes of compliance with the SEC and NYSE proxy solicitation rules. However, receipt of the Notice does not, by itself, entitle you to vote at the annual meeting.

Q:	What vote is required to approve the proposals?

A:

The affirmative vote of a simple majority of the votes cast is required to elect each director nominee and to approve each item on the agenda at the annual meeting. Under Dutch law, there is no required quorum for shareholder action at a properly convened shareholder meeting. Further, a director nominee proposal made by the Board and submitted on time is binding. However, the general meeting may render the proposal non-binding by a resolution to that effect adopted with a majority of no less than two-thirds of the votes cast, representing over one-half of the issued capital.

A properly executed proxy (for a holder as of the record date of the annual meeting) will be voted in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

•	“FOR” the election of each of the director nominees named in this proxy statement (“Item One”);
•	“FOR” the approval on a non-binding advisory basis of the compensation of the Company’s named executive officers (“Item Two”);
•

“FOR” the confirmation and ratification of the preparation of the Company’s statutory annual accounts and annual report in the English language and the confirmation and adoption of the annual accounts for the fiscal year ended December 31, 2024 (“Item Three”);

•	“FOR” the discharge of the members of the Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2024 (“Item Four”);
•

“FOR” the appointment of Deloitte Accountants B.V. as our auditor who will audit the Dutch statutory annual accounts of the Company for the fiscal year ending December 31, 2025 as required by Dutch law (“Item Five”);

2 | 2025 Proxy Statement

QUESTIONS AND ANSWERS

•

“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to audit our U.S. GAAP financial statements for the fiscal year ending December 31, 2025 (“Item Six”);

•

“FOR” the authorization of the Board to repurchase shares up to 10% of the issued share capital, for any legal purpose, through the stock exchange or in a private purchase transaction, at a price between $0.01 and 105% of the market price on the NYSE, and during a period of 18 months starting from the date of the 2025 annual meeting (“Item Seven”); and

•

“FOR” the authorization of the Board to issue shares up to 20% of the issued share capital as of the date of the 2025 annual meeting, for any legal purpose, at the stock exchange or in a private purchase transaction, and during a period of 18 months starting from the date of the 2025 annual meeting. The authorization also includes the authority to restrict or exclude pre-emptive rights upon an issue of shares (“Item Eight”).

Q:	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:

In accordance with SEC rules, we are providing access to our proxy materials over the Internet. As a result, we have sent a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy. In addition, shareholders may request to receive future proxy materials in printed form by mail or electronically by e-mail. A shareholder’s election to receive proxy materials by mail or e-mail will remain in effect until the shareholder terminates it.

Q:	Can I vote my stock by filling out and returning the Notice?

A:

No. The Notice will, however, provide instructions on how to vote by internet, by telephone, by requesting and returning a paper proxy card, or by personally attending and voting at the annual meeting.

Q:	How can I access the proxy materials over the Internet?

A:

Your Notice, proxy card and/or voting instruction card will contain instructions on how to view our proxy materials for the annual meeting on the Internet. Our proxy materials are also available at www.proxydocs.com/xpro.

Q:	How do I vote?

A:	If you are a shareholder of record as of May 8, 2025, you may vote by any of the following four methods:

•

Internet. Vote on the Internet at www.proxyvote.com. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time (“EDT”) on June 4, 2025, or 5:59 a.m. CET on June 5, 2025.

•

Telephone. Vote by telephone by following the instructions on the Notice. Easy-to-follow voice prompts allow you to vote your shares of Common Stock and confirm that your vote has been properly recorded. Telephone voting facilities for shareholders will be available 24 hours a day and will close at 11:59 p.m. EDT on June 4, 2025, or 5:59 a.m. CET on June 5, 2025.

•

Mail. If you have requested and received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If you mail in your proxy card, it must be received by the Company before the voting polls close at the annual meeting.

•	In person. You may attend and vote at the annual meeting.

The Board recommends that you vote using one of the first three methods discussed above, as it is not practical for most shareholders to attend and vote at the annual meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the annual meeting if you later decide to attend in person.

2025 Proxy Statement | 3

QUESTIONS AND ANSWERS

If you are a beneficial owner of Common Stock held in street name, you must either direct your broker or other nominee as to how to vote your Common Stock, or obtain a “legal” proxy from your broker or other nominee to vote at the annual meeting. Please refer to the voter instruction card provided by your broker or other nominee for specific instructions on methods of voting.

Even if you plan to attend the annual meeting, please vote your proxy in advance of the annual meeting using one of the methods above as soon as possible so that your shares of Common Stock will be represented at the annual meeting if for any reason you are unable to attend in person.

Q:	What do I do if I want to change my vote after I have already voted by proxy?

A:	If you are a shareholder of record as of the record date, you may change or revoke your vote at any time before the voting polls close at the annual meeting by:

•	voting at a later time by Internet or telephone until 11:59 p.m. EDT on June 4, 2025, or 5:59 a.m. CET on June 5, 2025;
•	delivering a later-dated, executed proxy card to the address indicated in the envelope accompanying the proxy card;
•	delivering a written notice of revocation of your proxy to the Company, Attention: Corporate Secretary at 1311 Broadfield Blvd., Suite 400, Houston, Texas 77084; or
•	attending the annual meeting and voting in person. Please note that attendance at the annual meeting will not by itself (i.e., without also voting) revoke a previously granted proxy.

If you are a beneficial owner of Common Stock held in street name and you have instructed your broker or other nominee to vote your Common Stock, you must follow the procedure your broker or other nominee provides to change those instructions. You may also vote in person at the annual meeting if you obtain a “legal” proxy from your broker or other nominee.

Q:	If my shares of Common Stock are held in “street name” by my broker or other nominee, will my broker or other nominee vote my Common Stock for me? How do “abstentions” count?

A:

Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a “broker non-vote”) on non-discretionary items absent instructions from the beneficial owner. We urge you to provide voting instructions promptly to your broker to ensure that your shares are voted on all of the proposals, even if you plan to attend the annual meeting. Neither abstentions nor broker non-votes, if any, will have any effect on the outcome of voting on items on the agenda for the annual meeting because they are not considered “votes cast.” If any other business properly comes before the annual meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board knows of no matters, other than those previously stated, to be presented for consideration at the annual meeting.

Q:	Who covers the expense of the proxy solicitation?

A:

The expense of preparing, printing and mailing the Notice and any proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by employees of the Company, without additional remuneration, by mail, phone, fax or in person. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of the Company’s Common Stock as of March 31, 2025 and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares of Common Stock by following the instructions in the Notice will help to avoid additional expense. In addition, we have engaged the firm of Okapi Partners to assist in the solicitation of proxies for the annual meeting and will pay Okapi Partners a fee of approximately $15,000 plus reimbursement of out-of-pocket expenses. The address of Okapi Partners is 1212 Avenue of the Americas, 17th Floor, New York, New York 10036. If you need assistance in completing your proxy card or voting by telephone or on the Internet, or have questions regarding the annual meeting, please contact Okapi Partners at (855) 305-0857 or by email at info@okapipartners.com.

4 | 2025 Proxy Statement

QUESTIONS AND ANSWERS

Q:	Are dissenters’ rights available to holders of Common Stock?

A:

Subject to certain exceptions, Dutch law does not recognize the concept of dissenters’ rights. Accordingly, dissenters’ rights are not available to the holders of the Company’s Common Stock with respect to matters to be voted upon at the annual meeting.

Q:	Who can I contact for further information?

A:	If you have questions or need assistance voting, please contact Investor Relations at investorrelations@expro.com.

2025 Proxy Statement | 5

MANAGEMENT

Board Structure

The Company currently has a one-tier board structure. Under the Company’s Articles, the Board must consist of one or more executive directors and one or more non-executive directors. Only a non-executive director can serve as Chair of the Board. This structure is customary for Dutch companies. Executive directors are primarily charged with the Company’s day-to-day operations and non-executive directors are primarily charged with the supervision of the performance of the duties of the directors.

The Board exercises oversight of management with the Company’s interests in mind. At the annual meeting, the terms of our eight incumbent directors will expire. Mr. Kearney is not standing for re-election and, therefore, will retire at the 2025 annual meeting. In connection with Mr. Kearney’s retirement, the number of members of the Board will be reduced to seven directors as of the election of directors at the 2025 annual meeting. Assuming the shareholders elect the nominees as set forth in “Item 1—Election of Directors,” the Board will consist of seven members.

Directors and Executive Officers

Set forth below are the names and ages of the director nominees standing for election, as well as the names, ages and positions of the Company’s executive officers. All directors are elected for a term of one year or to serve until their successors are elected and qualified or upon earlier of death, disability, resignation or removal. All executive officers hold office until their successors are elected and qualified or upon earlier of death, disability, resignation or removal.

All of the director nominees are current directors and were last elected by shareholders at the 2024 annual meeting of shareholders. As described in greater detail on page 58, Mr. Arbeter was appointed pursuant to the Director Nomination Agreement.

Name	Age	Position

Robert W. Drummond	64	Chairman of the Board and non-executive director

Michael Jardon	55	President and Chief Executive Officer and executive director

Eitan Arbeter	44	Non-executive director

Lisa L. Troe	63	Non-executive director

Brian Truelove	66	Non-executive director

Frances M. Vallejo	60	Non-executive director

Eileen G. Whelley	71	Non-executive director

Quinn Fanning	61	Chief Financial Officer

Alistair Geddes	62	Chief Operating Officer

John McAlister	58	General Counsel and Secretary

Steven Russell	57	Chief Technology Officer

6 | 2025 Proxy Statement

MANAGEMENT

Robert W. Drummond	Chairman of the Board

Director since: 2017 Committee Membership: • Compensation

Mr. Drummond currently serves as Chairman of the Board, a position he has held since May 2024. He has been a director of the Company since May 2017. Prior to October 2021, he served as a supervisory director of the Company, and thereafter, as a non-executive member of the Board. He currently serves as Vice Chairman of the Board of Directors of Patterson-UTI Energy, Inc., an oilfield services company, a position he has held since September 2023. Prior to serving in his current position, Mr. Drummond was President and Chief Executive Officer of NexTier Energy Solutions Inc., f.k.a. Keane Group, Inc., an oilfield services company, from August 2018 until its merger with Patterson-UTI in September 2023. He also served on the Board of Directors of NexTier from August 2018 until September 2023. Prior to that, Mr. Drummond served as President and Chief Executive Officer of Key Energy Services, Inc., an oilfield services company, from March 2016 to May 2018, prior to which he was President and Chief Operating Officer since June 2015. He also served on the Board of Directors of Key Energy Services, Inc. from November 2015 until August 2018. Prior to joining Key, Mr. Drummond was previously employed for 31 years by Schlumberger Limited, where he served in multiple engineering, marketing, operations, and leadership positions throughout North America. His positions at Schlumberger included President of North America from January 2011 to June 2015; President of North America Offshore & Alaska from May 2010 to December 2010; Vice President and General Manager for the US Gulf of Mexico from May 2009 to May 2010; Vice President of Global Sales from July 2007 to April 2009; Vice President and General Manager for US Land from February 2004 to June 2007; Wireline Operations Manager from October 2003 to January 2004; Vice President and General Manager for Atlantic and Eastern Canada from July 2000 to September 2003; and Oilfield Services Sales Manager from January 1998 to June 2000.

Skills and Qualifications

Mr. Drummond began his career in 1984 with Schlumberger. Mr. Drummond is a member of the Society of Petroleum Engineers. Formerly, he served as a member of the Board of Directors of the National Ocean Industries Association, the Energy Workforce & Technology Council and the Greater Houston Partnership and on the Board of Trustees for the Hibernia Platform Employees Organization – Newfoundland; and as an advisory board member for each of the University of Alabama College of Engineering Board, University of Houston Global Energy Management Institute, the Texas Tech University Petroleum Engineers and Memorial University’s Oil and Gas Development Partnership. Mr. Drummond received his Bachelor of Science in Mineral/Petroleum Engineering from the University of Alabama in 1983. Mr. Drummond was selected as a director because of his extensive industry and management expertise.

Michael Jardon	President and Chief Executive Officer

Director since: 2021 Committee Membership: • None

Mr. Jardon currently serves as the Company’s President and Chief Executive Officer and an executive member of the Board, positions he has held since October 2021. Prior to serving in his current positions, he was appointed Chief Executive Officer of Expro Group Holdings International Limited (which was acquired by the Company in October 2021 (“Legacy Expro,” and such transaction, the “Merger”)) in April 2016, after five years as Legacy Expro’s Chief Operating Officer. Prior to joining Legacy Expro, he was Vice President Well Testing and Subsea responsible for North and South America at Schlumberger and held senior roles in wireline, completions, well testing and subsea from 1992 until 2008. He held a variety of assignments throughout North America, South America and the Middle East. He spent three years with Vallourec as President of North America, leading the commercial activities across North America, directing global research and development, as well as managing sales and strategy for the region.

Skills and Qualifications

Mr. Jardon holds a Bachelor of Science degree in Mechanical Engineering and Mathematics from Colorado School of Mines. Mr. Jardon was selected as a director because of his extensive experience and familiarity with Legacy Expro and its affiliates as well as his industry and management expertise.

2025 Proxy Statement | 7

MANAGEMENT

Eitan Arbeter	Non-Executive Director

Director since: 2021 Committee Membership: • Compensation

Mr. Arbeter has been a non-executive member of the Board since October 2021. Mr. Arbeter previously served on the Board of Directors of Legacy Expro. He shares portfolio management responsibilities for stressed and distressed credit and certain less liquid multi-strategy portfolios as Portfolio Manager and Partner at Oak Hill Advisors, L.P., a leading alternative investment firm. Mr. Arbeter serves on the Oak Hill Advisors’ investment strategy and several fund investment committees. He has led a number of high-profile restructuring cases and has served on various ad hoc creditor committees, including on several steering committees. Prior to assuming a portfolio management role, Mr. Arbeter spent over 10 years as a senior research analyst. In this role, he had responsibility for Oak Hill Advisors’ distressed investments and covered the consumer products, retail, restaurants, cable and telecommunications industries. Prior to joining Oak Hill Advisors, Mr. Arbeter worked at Bear, Stearns & Co. Inc. in its Global Industrials Group. He currently serves on the Board of Trustees for T. Rowe Price OHA Flexible Credit Income Fund and on the Board of Directors for the Winebow Group.

Skills and Qualifications

Mr. Arbeter earned a B.B.A, with Honors, from the Stephen M. Ross School of Business at the University of Michigan. Mr. Arbeter was selected as a director because of his familiarity with Expro as well as his business acumen and capital markets expertise.

Lisa L. Troe	Non-Executive Director

Director since: 2021 Committee Membership: • Audit • Nominating and Governance

Ms. Troe has been a non-executive member of the Board since October 2021. Ms. Troe has been involved in the oil and gas industry since 1980, working in upstream and midstream companies, investing in direct working interests, evaluating transactions and governance practices, and from 2003 to 2014 providing board-level oversight to an exploration and production general partnership. From January 2014 to June 2021, Ms. Troe served as Senior Managing Director of Athena Advisors LLC, an advisory firm she founded to provide public company accounting, disclosure and other compliance expertise in corporate investigations and litigations, and strategic responses to crisis-driven and other business needs. From 2005 through 2013, Ms. Troe was a Senior Managing Director at FTI Consulting, Inc. (NYSE: FCN), a global business advisory firm. From 1995 through 2005, at the U.S. Securities and Exchange Commission, she served seven years as an Enforcement Branch Chief and six years as the Pacific region Regional Chief Enforcement Accountant. Prior to joining the SEC, she served as an auditor at a Big Four public accounting firm. From February 2014 to June 2023, Ms. Troe was a director of Magnite, Inc. (Nasdaq: MGNI), an advertising technology company. From March 2021 to June 2024, when the company was sold to PE firms, Ms. Troe was a director of HireRight Holdings Corp (formerly NYSE: HRT), a provider of workforce management solutions. From April 2021 to June 2023, she was a director of Stem, Inc. (NYSE: STEM), a provider of clean energy technology.

Skills and Qualifications

Ms. Troe is a CPA and has a Bachelor of Science degree from the University of Colorado. Ms. Troe served as audit committee chair for each of the above preceding three companies. She is an NACD Certified Director, CERT Certified in Cybersecurity, and NACD CERT Certified in Cyber-Risk Oversight. Ms. Troe was selected as a director due to her expertise in public company accounting, financial reporting and corporate governance, as well as her public company director and audit committee experience.

8 | 2025 Proxy Statement

MANAGEMENT

Brian Truelove	Non-Executive Director

Director since: 2021 Committee Membership: • Audit • Nominating and Governance

Mr. Truelove has been a non-executive member of the Board since October 2021. He has over 40 years of experience in the global upstream oil and gas industry. From 2018 to October 2021, he served on the Board of Directors of Legacy Expro. Mr. Truelove has also served on the Board of Directors of Bristow Group Inc. since 2019. From 2011 to 2018, he worked for the Hess Corporation, an energy company, most recently as Senior Vice President, Global Services, which included serving as the Chief Information Officer, Chief Technology Officer, and leading the Supply Chain/Logistics organization. Prior to assuming this role, he served as Senior Vice President for Hess’ global offshore businesses and prior to that he was Senior Vice President for Global Drilling and Completions. From 1980 through 2010, Mr. Truelove worked for Royal Dutch Shell where he most recently served as Senior Vice President for the Abu Dhabi National Oil Company/NDC on secondment from Shell. Prior to that he led Shell’s global deepwater drilling and completions business.

Skills and Qualifications

During his time with Hess and Shell, Mr. Truelove held leadership positions around the world in drilling and production operations and engineering, asset management, project management, R&D, Health/Safety/Environment, and corporate strategy, amongst others. Mr. Truelove was selected as a director because of his extensive experience in the oil and gas industry and his public company experience.

Frances M. Vallejo	Non-Executive Director

Director since: 2023 Committee Membership: • Audit

Ms. Vallejo has been a non-executive member of the Board since May 2023. She is a former executive officer of ConocoPhillips, an independent exploration and production company, where she began her career in 1987. She served as Vice President, Corporate Planning and Development from April 2015 until December 2016 and as Vice President and Treasurer from October 2008 until March 2015. Prior to October 2008, she served as General Manager Corporate Planning and Budgets, Vice President Upstream Planning and Portfolio Management, Assistant Treasurer, Manager Strategic Transactions, and in other geophysical, commercial, and finance roles. Ms. Vallejo currently serves on the board of directors of Coterra Energy Inc, a publicly traded exploration and production company with focused operations in the Permian Basin, Marcellus Shale and Anadarko Basin, since October 2021 and South Bow Corporation, a publicly traded liquids transportation and storage business, since October 2024. She previously served from February 2021 to November 2023 on the board of directors of Crestwood Equity Partners LP, a publicly traded master limited partnership that owned and operated oil and gas midstream assets located primarily in the Bakken Shale, Delaware Basin and Powder River Basin before being purchased by Energy Transfer LP.

Skills and Qualifications

Ms. Vallejo was a member of the Board of Trustees of Colorado School of Mines from 2010 until 2016 and is a member of the Colorado School of Mines Foundation Board of Governors. Ms. Vallejo holds a Bachelor of Science in mineral engineering mathematics from Colorado School of Mines and a Master of Business Administration from Rice University, where she was named a Jones Scholar. Ms. Vallejo was selected as a director because of her vast experience in the oil and gas industry and extensive leadership roles in corporate planning, budgeting, and treasury. Ms. Vallejo is a NACD Certified Director and CERT Certified in Cybersecurity Oversight.

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MANAGEMENT

Eileen G. Whelley	Non-Executive Director

Director since: 2021 Committee Membership: • Compensation • Nominating and Governance

Ms. Whelley has been a non-executive member of the Board since October 2021. Ms. Whelley founded EGW Advisors, LLC in January 2019 through which she provides coaching to C-suite executives in the areas of leadership and executive team effectiveness, strategic plan and performance alignment and cultural transformation. She retired from the XL Group, a commercial (re)insurance company, in January 2019, having served as Chief Human Resources Officer, where she was responsible for leading all aspects of Human Resources including leadership development and succession planning, compensation and benefits, diversity and inclusion, cultural transformation and colleague engagement. Prior to joining XL Group in 2012, Ms. Whelley spent five years as Chief Human Resources Officer for the Hartford Financial Services Group, and before that, was at General Electric Company for 17 years where she was a Company officer and held a number of Human Resources leadership roles, including Executive Vice President Human Resources for NBC Universal.

Skills and Qualifications

Ms. Whelley has expertise in the areas of organizational transformation, executive development and succession planning, leadership effectiveness, acquisition integration and executive compensation. She is a member of the SUNY Research Foundation Board of Directors where she serves as Vice Chair of the Board. Ms. Whelley graduated from SUNY Potsdam with a BA in Sociology and earned an MA from Bowling Green State University. She was selected as a director due to her experience in management, executive development and human resources.

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MANAGEMENT

Quinn Fanning	Chief Financial Officer

Mr. Fanning currently serves as the Company’s Chief Financial Officer, a position he has held since October 2021. Prior to serving in his current position, Mr. Fanning was appointed Chief Financial Officer for Legacy Expro in October 2019. Mr. Fanning has more than 25 years’ experience in financial leadership and general management through his time as Chief Financial Officer of both publicly traded and privately held companies and as an investment banker. Prior to joining Legacy Expro, Mr. Fanning was Executive Vice President of Tidewater Inc., an energy service company, from July 2008 to March 2019, and Chief Financial Officer from September 2008 to November 2018, where he played a leadership role in successfully completing Tidewater’s financial restructuring and its business combination with GulfMark Offshore, Inc.

Skills and Qualifications

Prior to joining Tidewater, Mr. Fanning was a Managing Director with Citigroup Global Markets, Inc. where he was responsible for senior client coverage and executing a wide variety of M&A, strategic advisory and capital markets transactions across all sectors of the global energy complex. Mr. Fanning holds a Bachelor of Business Administration from the University of Notre Dame and a Master of Business Administration from the University of Chicago Graduate School of Business.

Alistair Geddes	Chief Operating Officer

Mr. Geddes currently serves as the Company’s Chief Operating Officer, a position he has held since October 2021. Prior to serving in his current position, Mr. Geddes served as Chief Operating Officer of Legacy Expro from 2019 until October 2021, responsible for Region Operations, Group Business Development, Group HR and Group HSEQ. He served as Legacy Expro’s Executive Vice President, responsible for Product Lines, Technology and Business Development from 2014 to 2019. He joined Legacy Expro in 2011 as President for Strategy, Resource Development & Support. Prior to joining Legacy Expro, Mr. Geddes held the position of Vice President for the Asia Pacific region for Weatherford.

Skills and Qualifications

Mr. Geddes has enjoyed a successful 30-year career in the oil and gas industry, having started his career with BP and held senior management roles at Mobil / Exxon Mobil, BG Group and Weatherford International. Mr. Geddes has a BSc in Chemical Engineering from Heriot Watt University, Edinburgh.

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MANAGEMENT

John McAlister	General Counsel and Secretary

Mr. McAlister currently serves as the Company’s General Counsel and Secretary, a position he has held since October 2021. Prior to serving in his current position, Mr. McAlister was Group General Counsel of Legacy Expro from June 2006 until October 2021. He was appointed to the board of Expro International Group PLC in June 2006 and was appointed as a Director of Expro International Group Holdings Ltd in 2008.

Skills and Qualifications

Prior to joining Legacy Expro, Mr. McAlister was employed as a solicitor by Clifford Chance before moving to work in the energy sector, holding positions with BG Group PLC, Lattice Group PLC and latterly National Grid PLC. Mr. McAlister holds a BA (Hons) in Law from the University of Kent, graduated from the College of Law in 1992 with First Class Honours and was admitted as a Solicitor of the Senior Courts of England and Wales in 1993.

Steven Russell	Chief Technology Officer

Mr. Russell currently serves as the Company’s Chief Technology Officer, a position he has held since October 2021. Prior to serving in his current position, Mr. Russell was the Company’s Senior Vice President, Operations. Prior to that, he served as the Company’s President, Tubular Running Services, from June 2018 through November 2019, and as the Company’s Senior Vice President, Human Resources from May 2017 to June 2018. Prior to joining the Company, Mr. Russell served as Vice President, Human Resources for Archer Ltd., a global oil services company, from January 2011 until May 2017.

Skills and Qualifications

Previously, Mr. Russell served in a variety of roles for Schlumberger Ltd. Mr. Russell has over 30 years of experience in the oilfield services industry, with an emphasis on strong line management in North America, Europe, Asia, and Russia. Mr. Russell received a Master’s in Chemical Engineering from the Imperial College of Science & Technology in London, England.

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MANAGEMENT

Director Nominee Highlights

As presented in the chart below, we believe our Board nominees offer a diverse range of key skills and experiences to provide effective oversight of the Company and create long-term sustainable growth for our Company through successful execution of the Company’s strategic plan. Below is a high-level summary which highlights certain of the Board nominees’ skills, qualifications and experiences and is not intended to be an exhaustive list of each director nominee’s contributions to the Board.

	Drummond	Jardon	Arbeter	Troe	Truelove	Vallejo	Whelley

Demographics

Age	64	55	44	63	66	60	71

Gender	M	M	M	F	M	F	F

Ethnic Diversity (Y/N)	N	N	N	N	N	Y	N

Tenure on This Board (yrs)	7	2	2	2	2	1	2

Total # other Public Board Commitments	1	0	1	0	1	2	0

Compliance

Independent Director	X		X	X	X	X	X

Audit Committee Financial Expert (SEC)				X	X	X

Experience

Public Company CEO	X	X

Public Company CFO

Public Company Senior Executive	X	X		X	X	X	X

Public Company Board Director	X	X	X	X	X	X	X

Audit Committee				X	X	X	X

Compensation Committee	X		X			X	X

Nom/Gov Committee	X			X	X	X	X

Oil and Gas Industry	X	X		X	X	X

International	X	X			X

Expertise*

Finance/Accounting			X	X	X	X	X

Banking						X

Operations	X	X			X

Technology (other than IT), R&D		X			X

IT/Cybersecurity					X

HSE/Risk Management/Audit		X		X	X	X	X

Strategic Planning	X	X	X	X	X	X	X

M&A, Deal Making	X	X	X	X		X	X

HR/Compensation	X	X					X

Legal/Regulatory Affairs				X

Sales/Marketing/Commercial	X	X

Investor Relations	X	X

Supply Chain/Logistics					X

Environmental/Social					X

*	Qualification for Expertise is that the nominee served in a role where they extensively used this expertise. Simply managing the function does not qualify unless a direct role was included.

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MANAGEMENT

Director Independence

The Board assesses director independence on a case-by-case basis, in each case consistent with applicable legal requirements and the listing standards of the NYSE. After reviewing all relationships each director has with the Company, including the nature and extent of any business relationships between the Company and each director, as well as any significant charitable contributions the Company makes to organizations where its directors serve as board members or executive officers and transactions discussed under “Transactions with Related Persons” below, the Board has affirmatively determined each of Mr. Arbeter, Mr. Drummond, Ms. Troe, Mr. Truelove, Ms. Vallejo and Ms. Whelley have no material relationships with the Company and are independent under the applicable NYSE rules.

Committees of the Board

The Board currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each of the three committees is composed of independent directors and has the composition and responsibilities described below. The Board may decide in the future to create additional committees.

Audit Committee

Members: Lisa L. Troe, Chair* Brian Truelove Frances M. Vallejo * Audit Committee Financial Expert

Primary responsibilities:

The Audit Committee oversees, reviews, acts on and reports to the Board on various auditing and accounting matters, including:

•  the selection of the Company’s independent accountants;

•  the scope of the Company’s annual audits;

•  fees to be paid to the independent accountants;

•  the performance of the Company’s independent accountants and the Company’s accounting practices.

In addition, the Audit Committee oversees the Company’s compliance programs relating to legal and regulatory requirements. On a quarterly basis, the Audit Committee meetings are typically attended by the Company’s Chief Financial Officer, General Counsel, representatives from its external and internal auditors, and others as necessary and appropriate. The Company has adopted an audit committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and the NYSE market standards, which is available at www.expro.com.

Each member satisfies the heightened requirements for independence under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). An “audit committee financial expert” is defined as a person who, based on his or her experience, possesses the attributes outlined in Regulation S-K Item 407(d)(5)(ii) and (iii). The Board has determined that Ms. Troe is an “audit committee financial expert” as defined by the rules and regulations of the SEC. The Company has determined that each of Ms. Troe, Mr. Truelove and Ms. Vallejo are financially literate as defined by the rules and regulations of the NYSE.

The Audit Committee is delegated all authority of the Board as may be required or advisable to fulfill its purpose. The Audit Committee may form and delegate some or all of its authority to subcommittees or to its Chair when it deems appropriate. Meetings may, at the discretion of the Audit Committee, include other directors, members of the Company’s management, consultants or advisors, and such other persons as the Audit Committee believes to be necessary or appropriate.

If re-elected to the Board, Ms. Troe, Mr. Truelove and Ms. Vallejo will continue to serve on the Audit Committee, with Ms. Troe serving as Chair.

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MANAGEMENT

Compensation Committee

Members: Eileen G. Whelley, Chair Eitan Arbeter Robert W. Drummond

Primary responsibilities:

The Compensation Committee oversees, reviews, acts on and reports to the Board on various compensation matters, including:

•  the compensation of the Company’s executive officers and directors;

•  the Compensation Discussion and Analysis included in the Company’s proxy statement or Annual Report on Form 10-K and the Compensation Committee Report;

•  compensation matters required by Dutch Law;

•  and the discharge of the Board’s responsibilities relating to compensation of the Company’s executive officers and directors.

Each member satisfies the heightened requirements for compensation committee independence set out in Section 303A.02(a)(ii) of the NYSE Manual and Rule 10C-1 of the Exchange Act. The Company has adopted a compensation committee charter defining the committee’s primary duties, which is available at www.expro.com.

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill its purpose. The Compensation Committee may form and delegate some or all of its authority to subcommittees or to its Chair when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include other directors, members of the Company’s management, consultants or advisors, and such other persons as the Compensation Committee believes to be necessary or appropriate. Further, Meridian Consultants, LLC has been engaged by the Compensation Committee to provide advice and recommendations regarding compensation.

If re-elected to the Board, Mr. Arbeter, Mr. Drummond and Ms. Whelley will continue to serve on the Compensation Committee, with Ms. Whelley serving as Chair.

Nominating and Governance Committee

Members: Brian Truelove, Chair Lisa L. Troe Eileen G. Whelley

Primary responsibilities:

The Nominating and Governance Committee oversees, reviews, acts on and reports to the Board on various corporate governance matters, including:

•  the selection of director nominees;

•  composition of the Board and its committees;

•  compliance with corporate governance guidelines;

•  enterprise risk management, including risks related to matters including compliance, and information technology and cybersecurity as well as artificial intelligence;

•  annual performance evaluations of the Board and its committees;

•  and succession planning for the Chief Executive Officer.

It also oversees management’s effort to increase the Company’s environmental, social and governance related policies and initiatives, including climate- and human capital-related risks. The Company has adopted a Nominating and Governance Committee charter defining the committee’s primary duties, which is available at www.expro.com.

The Nominating and Governance Committee is delegated all authority of the Board as may be required or advisable to fulfill its purpose. The Nominating and Governance Committee may form and delegate some or all of its authority to subcommittees or to its Chair when it deems appropriate. Meetings may, at the discretion of the Nominating and Governance Committee, include other directors, members of the Company’s management, consultants or advisors, and such other persons as the Nominating and Governance Committee believes to be necessary or appropriate.

If re-elected to the Board, Ms. Troe, Mr. Truelove and Ms. Whelley will continue to serve on the Nominating and Governance Committee, with Mr. Truelove serving as Chair.

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MANAGEMENT

Board and Committee Meetings

During 2024, the Board held six meetings, the Audit Committee of the Board held four meetings, the Compensation Committee of the Board held six meetings, and the Nominating and Governance Committee held four meetings. During 2024, each of the Company’s directors attended at least 75% of the Board meetings and the meetings of the committees on which that director served. The Company’s directors are encouraged to attend the annual meeting of shareholders either in person or telephonically. Seven of the eight directors at the time attended the 2024 annual meeting of shareholders either in person or through electronic conferencing and were available to answer questions.

Selection of Director Nominees and Shareholder Participation

The number of members of the Board is determined from time to time at a general meeting upon a proposal by the Board. Pursuant to the Company’s Articles, directors are appointed by the shareholders voting at the general meeting upon a proposal of the Board. A proposal made by the Board and submitted on time is binding. However, the general meeting may render the proposal non-binding by a resolution to that effect adopted with a majority of no less than two-thirds of the votes cast, representing over one-half of the issued capital. Under Dutch law, if a binding proposal for the relevant board seat is made, then that person is deemed elected if no resolution is adopted by the general meeting to render the proposal non-binding. When making a proposal, subject to applicable law, the Board must observe the terms of the Director Nomination Agreement (as defined above).

Pursuant to the Director Nomination Agreement, Oak Hill Advisors, L.P. currently has the right in respect of one non-executive board seat to designate the person who must be proposed by the Board for appointment provided that it owns at least 10%, but less than 20%, of the Common Stock outstanding at the closing of the Merger. Mr. Arbeter was appointed pursuant to this right under the Director Nomination Agreement and will be the Oak Hill Group’s designee at the 2025 annual meeting.

In evaluating director candidates, the Company assesses whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Board’s ability to oversee and direct the Company’s affairs and business, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and the quality of the Board’s deliberations and decisions. In evaluating directors under its diversity policy, the Company considers diversity in its broadest sense, including persons diverse in perspectives, personal and professional experiences, geography, gender, race and ethnicity. The Board assesses the effectiveness of this policy in connection with its annual evaluation of the Board and its committees.

In order to assist the Board in the director selection process as well as in the selection of Board committee composition, the Nominating and Governance Committee has developed a written matrix of the ideal characteristics and competencies of a public company board of directors, including the best practice compositions for members of an audit committee, compensation committee and nominating and governance committee. The criteria include (i) senior leadership experience, (ii) business development/mergers and acquisition experience, (iii) financial expertise and financial literacy, (iv) public board experience, (v) the number of public boards on which the individual is currently serving, (vi) diversity, (vii) global experience, (viii) industry experience, (ix) operational/manufacturing experience, (x) information technology experience, (xi) brand marketing experience, (xii) independence, (xiii) drilling/service company experience, (xiv) strategy and vision development, (xv) collegiality and respectfulness with regards to the ideas of others, and (xvi) emergency CEO capability.

The Company will consider director candidates recommended by shareholders on the same basis as candidates recommended by the Board and other sources. For a description of the procedures and qualifications required to submit shareholder proposals, including for nominating directors, please see “Shareholder Proposals.” Other than as described above, the Company does not have a policy regarding consideration of director candidates submitted by shareholders.

Dutch Governance Code and Dutch Law Diversity Requirements and Our Board

Since January 1, 2022, a bill came into effect under Dutch law regarding gender diversity in top management positions of all large N.V. companies irrespective of whether or where they are listed, which is included in article 166 of Book 2 of the Dutch Civil Code (it being noted that additional rules apply to board positions of companies listed on a regulated stock exchange in the Netherlands).

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MANAGEMENT

–	Under this law, the following rules apply:

i.

A company must set suitable and ambitious targets – in the form of a percentage or number – to ensure a balanced board and group of senior officers/employees (as determined by the company) in terms of gender.

ii.	A company must prepare a plan to meet those gender targets.

iii.

Each year, by October 31, a company must report to the Dutch Social Economic Counsel on the number of men and women who are part of the board by the end of the year; a similar report must be made for the group of senior officers/employees for which a gender target applies.

iv.

As part of its report to the Dutch Social Economic Counsel, a company must also indicate what its targets were, what its plans were to meet those targets and, if applicable, why it failed to meet those targets.

The importance of diversity is recognized by the Company. The Company’s diversity policy is part of the Corporate Governance Guidelines and the Nominating and Governance Committee Charter, which are under regular consideration and review by the Board. The Company’s diversity policy is maintained in compliance with the requirements of the Dutch Corporate Governance Code, which is applicable to the Company. The Company strives to give appropriate weight to the diversity policy in the selection and appointment process, while taking into account the overall profile and selection criteria for the appointment of suitable candidates.

The Corporate Governance Guidelines confirm that an important component of the Board is diversity. In addition, the Board believes that the Company should strive to take into account a balanced gender representation as much as possible when making nominations for election. If the proposed slate of director nominees is elected at the 2025 annual meeting, then three of the seven directors (or 42.9%) will be women.

The Company believes that the current composition of the Board, taking into account the knowledge and experience of the current members, is in the best interest of the Company and its businesses. In the future, we will continue to pursue a diverse composition for the Board, although it is not possible to predict when we will be able to fully achieve all targets.

Communications with Directors of the Company

The Board welcomes questions or comments about the Company and its operations. Interested parties who wish to communicate with the Board, the Chair, the non-employee or independent directors, or any individual director may write to Expro Group Holdings N.V., c/o U.S. Headquarters, Attention: Corporate Secretary – 1311 Broadfield Blvd., Suite 400, Houston, Texas 77084. If requested, any questions or comments will be kept confidential to the extent reasonably possible. Depending on the subject matter, the Corporate Secretary, will:

•	forward the communication to the director or directors to whom it is addressed;
•	refer the inquiry to the appropriate corporate department if it is a matter that does not appear to require direct attention by the Board or an individual director; or
•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on the Board. No member of the Board is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company.

Risk Oversight

The Board is actively involved in oversight of risks that could affect the Company. This oversight function is conducted primarily through the Audit Committee and the Nominating and Governance Committee, but the full Board retains responsibility for general oversight of risks. The Audit Committee is charged with oversight of the

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MANAGEMENT

Company’s system of internal controls and risks relating to financial reporting, legal, regulatory and accounting compliance. The Nominating and Governance Committee is charged with oversight of risks related to environmental, social and governance matters, including climate- and human capital-related risks, as well as enterprise risk management, and the assessment of enterprise, fraud and strategic risks, including cybersecurity and artificial intelligence risks. The Board supports its oversight responsibility through full reports from the Audit Committee Chair and the Nominating and Governance Committee Chair regarding the respective committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks. In addition, the Company has internal audit systems in place to monitor adherence to policies and procedures and to support the Company’s internal audit function. The Company has an established practice of conducting enterprise risk assessments and fraud risk assessments on a recurring basis, the results of which are reviewed by the Audit Committee, Nominating and Governance Committee and the Board.

Executive Sessions of the Board

The non-management directors have regularly scheduled meetings in executive session. The Chairman of the Board will preside at these meetings. In the event the non-management directors include directors who are not independent under the listing requirements of the NYSE, then at least once a year, there will be an executive session including only independent directors. The Chairman of the Board is responsible for preparing an agenda for the meetings of the independent directors in executive session. If re-elected to the Board, Mr. Drummond will continue to serve as independent Chairman of the Board following the 2025 annual meeting and will be responsible for preparing the agendas for executive sessions.

Board Leadership Structure

Under Dutch law, only a non-executive director can be the Chairman of the Board. Currently, Mr. Drummond serves as Chairman of the Board, and Mr. Jardon serves as our President, Chief Executive Officer and executive director. If re-elected to the Board, Mr. Drummond will continue to serve as Chairman of the Board following the 2025 annual meeting. The Board believes this structure promotes increased board independence from management and therefore, leads to better monitoring and oversight.

Annual Performance Evaluation of the Board and Its Committees

The Board conducts an annual self-evaluation to determine whether it is functioning effectively. The self-evaluation process is overseen by the Board, in consultation with the Nominating and Governance Committee. As part of this process, the independent Chairman of the Board will receive comments from each director in response to a distributed questionnaire and will determine whether the Board should discuss the findings.

The Board’s committees also conduct an annual self-evaluation to determine whether the committees are functioning effectively. The self-evaluation process is overseen by the Board. As part of this process, the Chair of each committee will receive comments from each of the committee members in response to a distributed questionnaire and will determine whether the applicable committee or the Board should discuss the findings.

Code of Ethics for Chief Executive Officer, Chief Financial Officer, Controller and Certain Other Officers

The Board has adopted a Financial Code of Ethics for its Chief Executive Officer, Chief Financial Officer and all other financial and accounting officers. Any change to, or waiver from, the Financial Code of Ethics will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. A copy of the Company’s Financial Code of Ethics for its Chief Executive Officer, Chief Financial Officer, Controller and Certain Other Officers is available on the Company’s website at www.expro.com.

Code of Conduct

The Board has adopted a Code of Conduct applicable to the Company’s employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Any change to, or waiver from (for directors and executive officers), this Code of Conduct may be made only by the

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MANAGEMENT

Board and will be promptly disclosed within four business days following the amendment or waiver, as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. A copy of Company’s Code of Conduct is available on the Company’s website at
www.expro.com
, and the Company intends to disclose any amendments or waivers to its Code of Conduct via its website.
Corporate Governance Guidelines
The Board has adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE. A copy of the Company’s Corporate Governance Guidelines is available on the Company’s website at
www.expro.com
.
Insider Trading Policy; Hedging and Pledging Practices
Our Board has
adopted
an insider trading policy (the “Insider Trading Policy”), which governs the purchase, sale and other dispositions of our securities by directors, officers and employees (as well as certain persons related to them). We believe this policy and the procedures that the Company follows are reasonably designed to promote compliance with insider trading and market abuse laws, rules and regulations and the NYSE listing standards. Among other things, the Insider Trading Policy (i) prohibits trading by covered persons in our securities while aware of material, non-public
information about the Company or in the securities of another company while aware of material, non-public
information about such company gained in the course of working for the Company, and misusing such information, such as by “tipping” or making unauthorized disclosure of material, non-public
information and (ii) provides for trading windows and
pre-clearance
processes that apply to certain covered individuals. The Company’s Insider Trading Policy also prohibits hedging transactions involving Company securities and other transactions involving Company-based derivative securities. “Derivative securities” are defined in the Insider Trading Policy as options, warrants, stock appreciation rights, convertible notes or similar rights whose value is derived from the value of an equity security, such as Company common stock. Transactions in derivative securities include, but are not limited to, trading in Company-based option contracts, transactions in straddles or collars, transactions in debt that may be convertible into Company common stock, and writing puts or calls. The Insider Trading Policy does not, however, restrict holding awards such as options, restricted stock, restricted stock units or other derivative securities granted under a Company equity incentive plan. However, exercising and settling any such awards must be done in compliance with the terms of the Insider Trading Policy. The Company’s Insider Trading Policy also prohibits pledging Company securities as collateral, including holding shares in a margin account. The Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the fiscal year ended 2024 filed on February 25, 2025.

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EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Board reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated by the SEC with management of the Company, and, based on such review and discussions, the Board recommended that such Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Submitted by the Compensation Committee

Eileen G. Whelley (Chair)

Robert W. Drummond

Eitan Arbeter

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COMPENSATION DISCUSSION AND ANALYSIS AND EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION

AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis (this “CD&A”) is intended to provide perspective regarding the Company’s executive compensation program for 2024, and the philosophy, objectives, compensation processes, and key components of compensation established by the Compensation Committee of the Company.

2025 Proxy Statement | 21

COMPENSATION DISCUSSION AND ANALYSIS

The Company continues to maintain executive compensation programs that reflect positive corporate governance features. Below is a summary of those practices:

WHAT WE DO		WHAT WE DON’T DO

☑	Utilize variable, at-risk performance-based elements to align pay and performance for a large portion of compensation.	☒	Permit hedging or pledging of Company stock.

☑	Maintain stock ownership requirements for officers and non-employee directors.	☒	Provide single trigger post-employment and change-in-control provisions.

☑	Utilize multiple performance metrics across our short- and long-term incentive plans.	☒	Maintain individual employment agreements providing cash severance following a termination of employment (other than with respect to an individual agreement with our CEO).

☑	Limit maximum payout under our short- and long-term incentive plans.	☒	Backdate or reprice stock option awards.

☑	Engage an independent outside consultant to help the Compensation Committee evaluate and monitor our compensation program.	☒	Provide tax gross-ups on change-in-control benefits.

☑

Include clawback provisions in key agreements, and maintain policies that allow us to recover all incentive compensation paid to covered employees, including our Named Executive Officers, in the event of an accounting restatement or certain acts of misconduct.

		☒	Provide excessive perquisites.

☑	Utilize reasonable post-employment and change-in-control provisions that do not allow single-trigger change-in-control payments and do not pay severance in the event of voluntary termination.

☑	Annually review all officer compensation opportunities against peer groups.

96% approval of 2024 say-on-pay vote

Say-on-Pay

We held our last advisory say-on-pay and say-on-frequency votes regarding executive compensation at the Company’s 2024 Annual Meeting. At that meeting, 96% of the votes cast by our shareholders approved the compensation paid to our Named Executive Officers as described in the CD&A and the other related compensation tables and disclosures contained in our Proxy Statement filed with the SEC on March 29, 2024. The Compensation Committee has determined that it is advisable to hold say-on-pay votes annually, and the next advisory say-on-pay vote will occur at this 2025 Annual Meeting.

Overview of Executive Compensation and our Compensation Process

Key Objectives of the Company’s Compensation Program

•	attract, motivate, retain and reward employees by offering competitive and flexible compensation and benefits packages
•	promote alignment with our business strategy and shareholder interests by tying a substantial portion of executive pay to performance
•	ensure compliance with applicable law, alignment between metrics and risk, and promotion of global equity and consistency
•	reward long-term profitability
•	discourage excessive risk-taking

22 | 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

These objectives are taken into consideration when creating the Company’s compensation arrangements, when setting each element of compensation under those programs, and when determining the proper mix of the various compensation elements for each of the Named Executive Officers. We intend to annually re-evaluate whether our compensation programs and the levels of pay awarded under each element of compensation achieve these objectives.

The Compensation Committee has primary responsibility over our executive compensation program, including the decisions regarding the various levels and forms of compensation for each of the Company’s Named Executive Officers. The Compensation Committee’s primary objectives are to set competitive pay practices and to utilize equity compensation to align the incentives of executives of the Company with the interests of shareholders by tying a significant portion of compensation directly to performance.

As a result of the decisions of the Company’s Compensation Committee, the compensation of the Company’s Named Executive Officers consisted primarily of the following items, which are described in greater detail in the sections below:

•	base salary;
•	annual cash incentive awards;
•	equity-based long-term incentive compensation (comprised of both performance-based equity awards and time-based vesting equity awards); and
•	severance benefits for certain terminations of employment.

Independent Compensation Consultant

To ensure the Company continues to meet its compensation objectives as a public company, we work with Meridian Compensation Partners, LLC (“Meridian”) and use market data to develop an understanding of the current compensation practices among peers and to ensure that our executive compensation program is appropriately benchmarked against peers within the industry.

The Compensation Committee has considered and assessed relevant factors that could give rise to a potential conflict of interest with respect to the independent compensation consultant that provided services in 2024. Based on this review, the Compensation Committee determined that there are no conflicts of interest raised by the work performed by Meridian.

Peer Group and Benchmarking

The Compensation Committee reviews a competitive market analysis of officer compensation each year provided by Meridian. This data helps inform pay decisions for the upcoming year. The peer group used in the market analysis (which was used to inform 2024 compensation) was:

Weatherford International plc	Helmerich & Payne, Inc.	Newpark Resources, Inc.
ChampionX Corporation	U.S. Silica Holdings, Inc.	Helix Energy Solutions Group, Inc.
Liberty Energy Inc.	RPC, Inc.	Oil States International, Inc.
Nabors Industries Ltd.	ProPetro Holding Corp.	Cactus, Inc.
Patterson-UTI Energy, Inc.	Select Water Solutions, Inc.	Core Laboratories N.V.
Oceaneering International, Inc.	Archrock, Inc.	Dril-Quip, Inc.

The Compensation Committee utilizes the peer group for purposes of obtaining data regarding the compensation practices of our peers in order to evaluate the relative appropriateness of our compensation practices. Meridian worked with our Compensation Committee to select this group of publicly traded international companies from the same or similar industries and within a relevant range of our annual sales and market capitalization. The Compensation Committee evaluates this peer group annually in advance of the annual compensation market benchmarking analyses provided by Meridian. The Compensation Committee takes peer group market data into consideration when establishing officer pay levels, but also considers other relevant factors such as performance,

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COMPENSATION DISCUSSION AND ANALYSIS

experience, internal alignment, scope of the role, and other relevant factors when making pay decisions. The Compensation Committee also uses market data from the same peer group in evaluating non-employee Board of Director compensation.

Named Executive Officers

This CD&A provides information regarding the executive compensation program for the following executive officers (collectively, the “Named Executive Officers”).

Michael Jardon President and Chief Executive Officer	Quinn Fanning Chief Financial Officer	Alistair Geddes Chief Operating Officer	John McAlister General Counsel and Secretary	Steven Russell Chief Technology Officer

Components of the Company’s Executive Compensation Program

For 2024, in addition to a base salary, each of the Named Executive Officers was eligible to receive a short-term cash incentive bonus and a long-term incentive equity award. The Company believes its mix of compensation aligns its executives’ compensation with the Company’s short-term and long-term goals consistent with the interests of the Company’s shareholders.

The chart below summarizes the percentage of the Chief Executive Officer’s and the average of the other Named Executive Officers’ target compensation from base salary, cash incentives and equity awards.

$571,279
20.2%
Avg
NEO(1)
$1,634,000
57.8%
$621,279
22.0%

⬛ Base Salary ⬛ Target Cash Incentives ⬛ Target Equity Awards

(1)

The percentage of each compensation element reflected above is based on the target amounts set by the Compensation Committee. For base salary, reflects the base salary as increased mid-year by the Compensation Committee, as described below.

Below is a description of each of the principal elements of the Company’s compensation programs in effect as of the close of our most recent fiscal year and the Company’s view on these elements. The Company recognizes that in connection with the review the Board or Compensation Committee undertakes with Meridian, the goals themselves and the methods of implementing those goals may change in the future.

24 | 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

Base salary is a fixed component of officer compensation and is reviewed and approved annually by the Compensation Committee. In setting the base salaries for 2024, the Company’s Compensation Committee considered various factors, including current market conditions, market and peer group data provided by Meridian, the individual’s performance, experience, scope of responsibilities, and the overall compensation package received by each Named Executive Officer. After reviewing market and peer group data, Compensation Committee implemented merit increases to the base salaries of Messrs. Fanning, McAlister and Russell, effective mid-year during 2024. The Compensation Committee did not make any changes to the base salaries of Messrs. Jardon and Geddes.

The 2024 annual base salary for each of the Named Executive Officers is set forth below.

Name	Annual Base Salary after mid-year increase		Annual Base Salary prior to mid-year increase		% Change
Michael Jardon	$1,000,000		$1,000,000		—
Quinn Fanning	$465,000		$450,000		3%
Alistair Geddes	$529,200		$529,200		—
John McAlister	$422,193	*	$387,885	*	9%
Steven Russell	$440,000		$425,000		4%

*	Converted to USD from GBP using an exchange ratio of $1.27937 to British Pound, which is the average monthly rate for 2024 as reported by XE.com.

Annual Cash Incentives

Our annual short-term incentive program (STI) in 2024 was designed to provide management, including our Named Executive Officers, with an annual incentive opportunity tied to certain metrics measuring the Company’s performance. The annual incentive program measures performance over the full fiscal year. For 2024, each officer had an assigned target annual incentive expressed as a percentage of base salary, as shown in the table below.

Name	Target Annual Incentive Award (% of Annual Base Salary)	Target Incentive Award Amount ($)
Michael Jardon	125%	$1,250,000
Quinn Fanning	100%	$465,000
Alistair Geddes	100%	$529,200
John McAlister	100%	$422,193	*
Steven Russell	100%	$440,000

*	Converted to USD from GBP using an exchange ratio of $1.27937 to British Pound, which is the average monthly rate for 2024 as reported by XE.com.

The amounts listed in the table above reflect each individual’s STI target award for 2024, based on a level of achievement that results in a 100% payout of their target annual incentive award.

For the Named Executive Officers, the target incentive opportunity granted for 2024 was dependent on the Company’s achievement of four corporate-wide numerical performance goals. For 2024, the four metrics selected and their respective weighting were set at planned budgeted amounts in February 2024 and the metrics were unchanged as compared to the annual cash incentive program for 2023.

In May 2024, the Company completed its acquisition of CTL UK Holdco Limited (“Coretrax”). Following this acquisition, the Compensation Committee determined that it was appropriate to increase the Adjusted EBITDA and Free Cash Flow performance goals based on the expected results of the combined company. The following table illustrates the weighting of each metric and the potential payout levels for 2024 after the increases were made.

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COMPENSATION DISCUSSION AND ANALYSIS

Metric	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
Adjusted EBITDA(1)	50.0%	$323M	$363M	$411M
Free Cash Flow(2)	35.0%	$122M	$142M	$159M
TRCF(3)	10.0%	1.12	1.06	n/a
ESG(4)	5.0%	1000 tonnes	1140 tonnes	n/a

(1)

“Adjusted EBITDA” is defined by the Company as net income/(loss) adjusted for interest and finance charges, net income tax expense, foreign exchange gains/(losses), severance and other charges, stock-based compensation expense, other income/(expense), gain/(loss) on disposal of group of assets and exceptional items (including merger and integration costs), depreciation, amortization and impairments. Prior to the adjustments for the Coretrax acquisition, the Adjusted EBITDA targets were set at $292M (threshold), $332M (target) and $380M (stretch).

(2)

“Free Cash Flow” is defined by the Company as Adjusted Cash Flow From Operations (Adjusted CFFO, which excludes cash paid for interest and exceptional items, such as severance and other integration related costs, share repurchases, withholding taxes on vested shares, settlement costs/payments (e.g., FCPA), and M&A related costs) less Core Capital Expenditures (Core Capex, which excludes integration-related Capex, capitalized software and licenses, and M&A). Prior to the adjustments for the Coretrax acquisition, the Free Cash Flow targets were set at $113M (threshold), $133M (target) and $150M (stretch).

(3)	Total Recordable Case Frequency, or “TRCF”, is defined as the total recordable cases multiplied by one million, divided by the number of exposure (working) hours.

(4)	ESG component is measured by the total reduction measured in CO2e GHG (Greenhouse Gas) emissions as compared to the Company’s 2021 emissions as a baseline.

As reflected in the table above, if the Company achieved the target performance metrics for 2024, the cash incentive awards for the Named Executive Officers would be paid at 100% of the target levels. Achievement of the threshold level would result in a 50% payout of a target cash incentive award and achievement of the maximum or greater performance level would result in a maximum payout of 200% of target. Performance below the threshold goal would result in no payout for that particular metric. While the Compensation Committee has discretion to adjust payments up and down, based on individual performance and other factors, no adjustments were made to any of our Named Executive Officers’ individual annual incentive payments for 2024 under the plan.

For performance achievement between threshold, target, and maximum levels, payouts are calculated using straight line interpolation. The actual results attained by the Company during 2024 with respect to the performance metrics established for 2024 yielded a 55.25% payout. This was based on actual results as described in the table below.

Goal	Weighting	Actual	Weighted Achievement (%)
Adjusted EBITDA	50%	$347M	40.25%
Free Cash Flow	35%	$96M	0%
TRCF	10%	1.05	10.0%
ESG	5%	3,537 tonnes	5.0%
Total Payout %			55.25%

The amounts listed in the table below reflect the actual 2024 STI payout received by each of the Named Executive Officers based on the performance criteria described above.

Name	Actual 2024 Incentive Award Payout ($)
Michael Jardon	$690,625
Quinn Fanning	$252,168
Alistair Geddes	$292,383
John McAlister	$225,427	*
Steven Russell	$238,419

*	Converted to USD from GBP using an exchange ratio of $1.27937 to British Pound, which is the average monthly rate for 2024 as reported by XE.com.

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COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentives

Equity Awards

To create additional incentives for the executive officers to continue to grow enterprise value and to align their pay with shareholders, we maintain the Company’s 2022 Long-Term Incentive Plan (the “LTIP”). We believe a formal long-term equity-based incentive program is important and consistent with the compensation programs of the companies in our peer group. We also believe that long-term equity-based incentive compensation is an important component of our overall compensation program because it:

•	balances short- and long-term objectives;
•	aligns our executives’ interests with the long-term interests of our shareholders;
•	rewards long-term performance relative to industry peers;
•	makes our compensation program competitive from a total remuneration standpoint;
•	encourages executive retention; and
•	gives executives the opportunity to share in our long-term value creation.

Our Compensation Committee has the authority under the LTIP to award incentive equity compensation to our executive officers in such amounts and on such terms as the Compensation Committee determines appropriate in its sole discretion based on a variety of factors, including the Company’s financial and operating performance; the size and mix of the executive’s total compensation; achievement of strategic non-financial goals; market comparisons and individual factors.

2024 Equity Awards

Our long-term equity-based incentive compensation consists of grants of performance-based restricted stock unit awards (“PRSU”) and time-based restricted stock unit awards (“RSU”). In February 2024, the Compensation Committee approved grants on the following terms to each of the Named Executive Officers:

PRSU / RSU mix

•	60% of the annual awards were provided in the form of PRSUs and 40% of annual awards were provided in the form of RSUs.

Vesting Conditions

•	The time-based RSUs provide for ratable vesting with one-third vesting on February 22, 2025, February 22, 2026 and February 22, 2027.
•

The PRSUs granted in 2024 vest at the end of a three-year performance period ending on December 31, 2026, and will be delivered in February 2027. Performance will be measured at the end of the full three-year period, taken as a whole.

Key Award Conditions

•	RSUs and PRSUs are subject to the recipient’s continuous employment at the Company.
•

The PRSUs are subject to the achievement of performance conditions based on the Company’s total shareholder return (“TSR”) performance as compared to the TSR performance of the constituent companies in the exchange traded fund (ETF) described below, with payout determined as follows:

(1) performance for the three-year performance period is measured by calculating TSR performance at the end of the entire period;

(2) the Company’s relative TSR is measured against the companies listed in the SPDR S&P Oil & Gas Equipment and Services ETF, a fund whose investments are based on an index derived from the oil and gas equipment and services segment of a U.S. total market composite index; and

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COMPENSATION DISCUSSION AND ANALYSIS

(3) in determining payout amounts, the TSR relative percentile rank and the resulting payout percentages include the following levels, however, if TSR for the performance period is negative, the payout will not exceed 100% of the target level:

Level	TSR Percentile Rank vs. Comparison Group	Payout Percentage

Maximum	90th percentile and above	200% of Target Level

Target	75th percentile	150% of Target Level

Target	50th percentile	100% of Target Level

Threshold	25th percentile	50% of Target Level

	Below 25th percentile	0%

Below is a summary of the value of LTIP awards made to each Named Executive Officer in 2024. The number of RSUs and PRSUs underlying each award is calculated using the 30-day volume-weighted average price of the Company’s common stock. After reviewing market and peer group data, the Compensation Committee implemented increases to the total target LTIP awards for 2024, as compared to 2023, for each of the Named Executive Officers, as shown in the table below. There were no changes to the relative proportions of such awards that were granted as PRSUs versus RSUs, as compared to the LTIP awards granted in 2023.

Name	2024 Target RSU (40%)	2024 Target PRSU (60%)	Total 2024 Target LTIP Award	Percentage Increase in Total 2024 Target LTIP Award vs. 2023
Michael Jardon	$1,540,000	$2,310,000	$3,850,000	10%
Quinn Fanning	$530,000	$795,000	$1,325,000	7%
Alistair Geddes	$480,000	$720,000	$1,200,000	17%
John McAlister	$348,000	$522,000	$870,000	15%
Steven Russell	$370,000	$555,000	$925,000	9%

Vesting and Payout of Prior PRSUs

PRSUs previously granted to the Named Executive Officers in October 2021 are paid out based on calculating TSR performance with respect to three separate one-year achievement periods included in the three-year performance period, resulting in a weighted average payout at the end of the three-year performance period.

All of the Named Executive Officers received grants of PRSUs in October 2021 in connection with the Merger. The 2024 fiscal year was the third and final performance period for this award. Based on the average TSR performance during each of the performance periods, as shown below, each Named Executive Officer received a payout equal to 21.3% of target level for this award, which was delivered in February 2025.

October 2021 Grant	TSR Percentile Payout Percentage
2022 performance period*	0%
2023 performance period	64%
2024 performance period	0%
Final average	21.3%

*	covers the period from October 1, 2021 to December 31, 2022

Officers were not granted LTIP awards in 2022 due to the timing of this October 2021 award cycle in connection with the completed Merger. PRSUs previously granted to the Named Executive Officers in February 2023 vest at the end of a three-year performance period ending on December 31, 2025, and will be delivered in February 2026. Performance will be measured at the end of the full three-year period, taken as a whole.

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COMPENSATION DISCUSSION AND ANALYSIS

Employee Stock Purchase Plan

We maintain the Company’s 2023 Employee Stock Purchase Plan (the “ESPP”), which was approved by the Company’s shareholders at the 2023 Annual Meeting in order to enable eligible employees (including the Named Executive Officers based in the United States and the United Kingdom) to purchase shares of the Company’s Common Stock at a discount. This plan encourages stock ownership and aligns the interests of the executives with our shareholders. Purchases under the ESPP are accomplished through participation in discrete offering periods. This ESPP is intended to qualify as an employee stock purchase under section 423 of the Internal Revenue Code of 1986, as amended, (the “Code”). Under the existing ESPP, a maximum of 5,000,000 shares of the Company’s Common Stock has been reserved for issuance, subject to appropriate adjustments to reflect changes in the Common Stock caused by certain events like stock splits or a change in control. The number of shares of stock that may be granted to any single participant in any single option period will be subject to certain limitations set forth in the plan.

Severance Benefits

Other than Mr. Jardon, who is party to an employment agreement, none of our Named Executive Officers is a party to an individual employment agreement providing for severance upon a termination of employment. However, the Change in Control (“CIC”) Severance Plan provides severance payments in a “double-trigger” situation, and the Executive Retention and Severance Plan provides severance benefits in the case of a qualifying termination. The Named Executive Officers other than Mr. Jardon all participate in the CIC Severance Plan and the Executive Retention and Severance Plan, which supersede any of their individual severance rights. Further, severance payments would not be provided to any executive in the event of voluntary termination.

CIC Severance Plan

Under the CIC Severance Plan, the Named Executive Officers who are participants in the plan are entitled to receive a cash severance equal to two times the sum of the executive’s annual base salary and target annual incentive opportunity for the year of termination, as well as certain other severance benefits (including accelerated vesting of outstanding equity awards and a pro-rated cash bonus based on their target incentive amount for the year of termination), upon a qualifying termination, which is defined as an involuntary termination within the 24-month period following a change in control. Other than Mr. Jardon, all of our Named Executive Officers were participants in this plan in 2024. There are no single-trigger change-of-control payments provided under this plan, nor do we provide any 280G parachute payment tax gross-ups. However, we believe that competitive double-trigger payments provide financial protection to employees following an involuntary loss of employment in connection with a change in control. We believe that these types of benefits enable our executives to focus on important business decisions in the event of any future acquisition of our business, without regard to how the transaction may affect them personally. We believe that this structure provides executives with an appropriate incentive to cooperate in completing a change in control transaction if such transaction is in the best interest of the Company and its shareholders. Participation in the CIC Severance Plan is contingent upon the executive entering into a participation agreement in which the executive agrees to certain restrictive covenants during and following employment with the Company.

Executive Retention and Severance Plan

Under the Executive Retention and Severance Plan, the Named Executive Officers who are participants in the plan are entitled to receive severance in the amount of one times annual base salary, plus limited payments and reimbursements to cover outplacement assistance and health plan coverage, upon a qualifying termination of employment, which is defined as a termination by the Company without cause, or resignation by the executive for good reason. In order to prevent payment of benefits under both the CIC Severance Plan and the Executive Retention and Severance Plan, a termination in connection with a change in control entitling the executive to payment under the CIC Severance Plan cannot be a qualifying termination under the Executive Retention and Severance Plan. Other than Mr. Jardon, all of our Named Executive Officers were participants in this plan in 2024.

Mr. Jardon’s Employment Agreement

At the closing of the Merger, the Company and Mr. Jardon entered into an employment agreement (the “Jardon Agreement”), which provides that if Mr. Jardon is terminated by the Company without “Cause” or resigns for “Good

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COMPENSATION DISCUSSION AND ANALYSIS

Reason” (each such term as defined in the Jardon Agreement), Mr. Jardon will be eligible to receive the following benefits, in each case, subject to his execution and nonrevocation of a release of claims in favor of the Company and his continued compliance with the confidentiality, intellectual property, non-competition, non-solicitation and non-disparagement covenants set forth in the Jardon Agreement:

•

Cash severance equal to 2.0 times the sum of (i) the highest base salary in effect for Mr. Jardon during the six-month period ending immediately prior to the date on which his employment is terminated (the “Termination Date”) and (ii) the average of the annual bonuses received by Mr. Jardon for the two years immediately preceding the Termination Date (or if two annual bonuses have not yet been received by Mr. Jardon as of the Termination Date, the annual bonus received by Mr. Jardon for the year preceding the Termination Date, annualized to the extent necessary), payable in ten substantially equal monthly installments;

•	Payment of any earned but unpaid annual bonus for the year immediately preceding the year in which the Termination Date occurs;
•	A lump sum cash payment equal to $12,500 in consideration of the cost of health care continuation; and
•	Reimbursement of up to $7,500 in outplacement assistance benefits procured by Mr. Jardon within 12 months following the Termination Date.

The Jardon Agreement further provides that if Mr. Jardon is terminated by the Company without Cause or for Good Reason within the 24 months following a “Change in Control” (such term as defined in the Jardon Agreement), Mr. Jardon will be eligible to receive the following benefits, in each case, subject to his execution and nonrevocation of a release of claims in favor of the Company and his continued compliance with the confidentiality, intellectual property, non-competition, non-solicitation and non-disparagement covenants set forth in the Jardon Agreement:

•

Cash severance equal to 3.0 times the sum of (i) the highest base salary in effect for Mr. Jardon during the six-month period ending immediately prior to the Termination Date or the date of the Change in Control, whichever results in the greater amount (the “CIC Base Salary”), and (ii) the product of (x) the highest target bonus percentage in place for Mr. Jardon during the year in which the Termination Date occurs and (y) the CIC Base Salary, payable in ten substantially equal monthly installments;

•	Payment of a pro-rata portion of the target annual bonus that would have been earned for the year in which the Termination Date occurs, based on the number of days employed during such year;
•	A lump sum cash payment equal to $22,500 in consideration of the cost of health care continuation;
•

Accelerated vesting of any outstanding equity awards, with vesting of any performance-based equity awards determined based on the greater of (x) actual performance as of the Termination Date and (y) target performance at the 100% target payout level; and

•	Reimbursement of up to $15,000 in outplacement assistance benefits procured by Mr. Jardon within 12 months following the Termination Date.

Other Arrangements

In addition, the Named Executive Officers may become entitled to continued or accelerated vesting under the terms of certain outstanding RSU and/or PRSU awards upon qualifying terminations of employment (subject to certain restrictive covenant obligations).

See “—Potential Payments upon Termination or a Change in Control,” for a more detailed discussion of the payments and benefits provided under each of the arrangements noted above. We believe that these arrangements help to ensure the day-to-day stability and focus of our management team and are consistent with competitive practices.

Perquisites and Other Compensation Elements

The Company pays certain limited automobile expenses for each Messrs. Jardon, Fanning, McAlister and Geddes. Messrs. McAlister and Geddes, who participate in our U.K. benefit plans, each receive a cash allowance in lieu of pension participation in the Expro North Sea Limited Retirement and Death Benefits Plan. The cash allowance is equal to 20% of their respective base salaries. The Compensation Committee of the Company determined that it was appropriate to continue to offer these two benefits to the applicable Named Executive Officers consistent with their pre-Merger compensation packages. See the All Other Compensation table below for further details.

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COMPENSATION DISCUSSION AND ANALYSIS

On March 24, 2023, Expro Overseas Inc., a subsidiary of the Company, entered into an amended service contract with Alistair Geddes effective March 31, 2023 (the “Service Contract”) in connection with his relocation to the Company’s offices in Dubai for an initial period of two years, which can be extended by mutual agreement. The Company determined it was advisable to have Mr. Geddes relocate to ensure a more even geographic distribution of key management personnel. The Service Contract provides for certain perquisites related to the overseas assignment, including various allowances and payments which are generally in line with the Company’s expatriate policy applicable to all similarly situated employees. Specifically, he was eligible to receive the following in 2024, in addition to certain other benefits summarized below in the Summary Compensation Table: (i) an annual housing payment to be paid directly to his landlord not to exceed 480,000 United Arab Emirates Dirham (approximately $130,000), and (ii) monthly allowances paid directly to Mr. Geddes for goods and services and cost of living, as well as a monthly hardship payment.

Risk Assessment

The Compensation Committee annually reviews the Company’s compensation policies as generally applicable to employees and believes that these policies do not encourage excessive or unnecessary risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking:

•	The Company’s overall compensation levels are competitive with the market;
•

The Company’s compensation mix is balanced among (i) fixed components, like salary and benefits, (ii) annual incentives that reward the Company’s overall financial and business performance, business unit financial performance, operational measures, and individual performance, and (iii) long-term incentives that align executives’ interests with those of our shareholders, encouraging them to preserve long-term shareholder value and avoid excessive risks;

•	Multiple performance metrics are used across the short- and long-term incentive program;
•	Incentive programs have maximum payout limitations;
•

Long-term incentive awards are granted on an annual basis, creating overlapping vesting and performance measurement periods, and ensuring that executives remain exposed to the risks of their decisions over time;

•	Named Executive Officers are subject to stock ownership guidelines that require that they hold a minimum value of stock while employed by the Company;
•	We have clawback provisions in key agreements, such as our RSU award agreements and the CIC Severance Plan, and our Named Executive Officers are also subject to our recoupment policies; and
•	Our insider trading policy contains prohibitions against pledging and engaging in hedging transactions with respect to our stock and other securities.

In summary, although a portion of the compensation provided to the Named Executive Officers may be based on the Company’s performance and on the individual successes of the employee, the Company believes its compensation programs do not encourage excessive and unnecessary risk-taking by executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both short- and long-term operational and financial goals of the Company. Additionally, our use of long-term equity-based compensation serves our compensation program’s goal of aligning the interests of executives and shareholders, thereby reducing the incentives for unnecessary risk-taking. Facets of compensation that incentivize these executives but mitigate risk-taking have been and will continue to be one of the many factors considered by the Compensation Committee during its review of the Company’s compensation programs and during the design of new programs that may become effective in connection with the Company’s continued growth and development. In the future, the Compensation Committee will seek to ensure that any changes made to the compensation programs do not encourage excessive or unnecessary risk-taking and that any level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.

Stock Ownership Guidelines

Our Named Executive Officers are subject to stock ownership guidelines that were established by our Board as of the closing of the Merger, and replaced a similar set of guidelines that had previously been established by the Company’s then Supervisory Board prior to the Merger. These guidelines reinforce the importance of aligning the

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COMPENSATION DISCUSSION AND ANALYSIS

interests of our executive officers with the interests of our shareholders. The current guidelines are expressed in terms of the value of our executive officers’ equity holdings as a multiple of each currently employed executive officer’s base salary, as follows:

Officer Level	Ownership Guideline

President/Chief Executive Officer	5x annualized base salary

Direct Reports to the CEO (that are executive officers)	3x annualized base salary

All other direct reports to the CEO (other than the Executive Assistant) and the Principal Accounting Officer	2x annualized base salary

These stock ownership levels must be achieved by each individual within 5 years of the later of October 1, 2021 or the date that the individual was first appointed as an executive officer or Direct Report to the CEO (with such 5-year period resetting upon an officer’s promotion to a higher ownership guideline multiple). All of the Named Executive Officers are subject to the stock ownership guidelines.

Equity interests that count toward the satisfaction of the ownership guidelines include stock owned directly by the employee or jointly owned, stock owned indirectly by the employee (e.g., by a spouse, by an immediate family member residing in the same household or in a trust for the benefit of the executive or his family), stock held under the officer’s account under any company-sponsored retirement plan or under the Company’s employee stock purchase plan, unvested (or vested but unsettled) time-based RSUs or restricted stock held by the officer granted pursuant to the Company’s LTIP or any prior plan (but only to the extent required to be settled in shares of common stock), any non-restricted shares granted to the officer pursuant to the LTIP or any prior plan, and any stock purchased by the officer in the open market. Unvested PRSUs do not count toward satisfaction of the ownership guidelines. During the five-year grace period for compliance, an individual may not sell any shares of common stock, except for personally-held shares or shares sold to meet expected tax obligations, until that individual’s stock ownership level has been achieved. To the extent shares of common stock have been sold from vested RSUs granted by the Company, the equivalent amount of personally-held shares of common stock may not be sold unless the individual has satisfied the applicable ownership level. Pursuant to our stock ownership guidelines, ownership is calculated based on an individual’s annual base salary and the greater of (i) the average closing price of a share of the Company’s common stock over the previous calendar year or (ii) the value at acquisition. All of our Named Executive Officers are currently in compliance with the applicable requirements of our stock ownership guidelines or within the grace period contemplated thereby.

Additionally, we have stock ownership guidelines for our non-employee directors, requiring a minimum holding of 5x the annualized cash retainer. For information regarding these guidelines, please see “Director Compensation” below.

Recoupment Policy

We have adopted a Compensation Recovery Policy (the “Compensation Recovery Policy”), consistent with the requirements of the NYSE and Rule 10D-1 of the Securities Exchange Act of 1934, as amended, as well as an additional Recoupment Policy (the “Recoupment Policy”) which give the Company the right to recover incentive-based compensation previously paid to certain specified persons in certain situations such as misconduct.

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A summary of certain key features of both policies is below, which summary is qualified in its entirety by the complete language of both policies. The Compensation Recovery Policy is an exhibit to our Annual Report on Form 10-K filed on February 25, 2025.

	Compensation Recovery Policy	Recoupment Policy

Effective Date	October 2, 2023	October 2, 2023 The Recoupment Policy replaces an earlier recoupment policy of the Company that applies prior to the Effective Date.

Persons Covered	Current and former executive officers of the Company.	Any current or former employee of the Company, manager level or above, who received incentive-based compensation.

Events Triggering Recovery Rights	Restatement of any of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirement under U.S. securities laws (such event, a “Restatement”).	• a Restatement; or • a determination by the independent directors of the Company that the relevant employee has engaged in Misconduct*.

Amount of Compensation Recoverable	The amount of any incentive-based compensation that is in excess of such compensation that would have been received based on the Restatement (the “Excess Compensation”)	In the event of a Restatement, any Excess Compensation. In the event of Misconduct, any and all incentive compensation received during the applicable recoupment period.

Discretion Over Enforcement	The Compensation Committee is required to seek recoupment of the Excess Compensation unless impracticable, as specifically defined in the policy.	Enforcement of the policy is at the sole discretion of the Compensation Committee.

Recoupment Period	Excess Compensation paid with respect to the three completed fiscal years prior to the earlier of (i) the date that the Board, a committee thereof or the officers of the Company conclude (or should have concluded) that a Restatement is required or (ii) the date a court, regulator or similar body orders the Company to undertake a Restatement.	Compensation granted within the 36-month period preceding a Restatement or in the 36-month period preceding and following any employee’s Misconduct.

*

“Misconduct” means that such person has (i) engaged in gross negligence, incompetence, or misconduct in the performance of the employee’s duties with respect to the Company; (ii) has failed to materially perform his duties and responsibilities to the Company; (iii) has breached any written agreement with the Company; (iv) has breached any corporate policy or code of conduct established by the Company; (v) has engaged in conduct that is, or could reasonably expected to be, materially injurious to the Company, in terms of business operations, financial results, or reputation; (vi) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to the Company, or (vii) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).

Equity Grant Timing Practices

The Compensation Committee approves all equity award grants to our Named Executive Officers on or before the grant date. Equity awards are generally made on a predetermined cycle in the first quarter of the fiscal year, though the Compensation Committee maintains discretion to grant additional equity awards outside of the annual grant cycle. The Compensation Committee does not have a practice or policy of granting equity awards in anticipation of the release of material non-public information and, in any event, does not time the release of material non-public information in coordination with grants of equity awards in a manner that intentionally benefits the Named Executive Officers or otherwise for the purpose of affecting the value of executive compensation. In fiscal 2024, equity compensation for our Named Executive Officers consisted solely of RSUs and PRSUs; we did not grant stock options in 2024.

Accounting and Tax Considerations

Section 162(m) of the Code limits the deductibility of certain compensation expenses in excess of $1,000,000 to certain of executive officers in any fiscal year.

While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Company’s overall compensation philosophy and objectives. The Company believes that maintaining the

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COMPENSATION DISCUSSION AND ANALYSIS

discretion to evaluate the performance of executive officers is an important part of the Company’s responsibilities and benefits public shareholders, and therefore, the Company may award compensation to the Named Executive Officers that is not fully deductible if it is determined that such compensation is consistent with the Company’s compensation philosophy and benefits shareholders. Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments, and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is the Company’s intention to design and administer its compensation and benefits plans and arrangements for all employees and other service providers, including the executive officers, so that they are either exempt from, or satisfy the requirements of, section 409A of the Code.

Any equity awards granted to our employees, including executive officers, are reflected in the Company’s consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification, Topic 718, “Compensation—Stock Compensation.”

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Summary Compensation Table

The table below sets forth the annual compensation earned by or granted by the Company to the Named Executive Officers during the 2024, 2023, and 2022 fiscal years. For an explanation of the compensation mix and the relative amounts of each compensation element, please see the “Components of the Company’s Executive Compensation Program” section of our Compensation Discussion and Analysis above.

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Michael Jardon President and Chief Executive Officer	2024	1,000,000	—	5,246,072	690,625	25,800	6,962,497
	2023	1,000,000	—	5,169,391	937,500	25,200	7,132,091
	2022	1,000,000	—	—	1,117,500	430,819	2,548,319

Quinn Fanning Chief Financial Officer	2024	456,412	—	1,805,471	252,168	25,800	2,539,851
	2023	450,000	—	1,827,732	337,500	25,200	2,640,432
	2022	450,000	—	—	402,300	78,075	930,375

Alistair Geddes Chief Operating Officer	2024	529,200	—	1,635,131	292,383	384,985	2,841,699
	2023	527,265	—	1,514,069	395,449	312,630	2,749,413
	2022	520,726	—	—	465,529	114,491	1,100,746

John McAlister General Counsel and Secretary	2024	408,013	—	1,185,484	225,427	95,148	1,914,072
	2023	386,130	—	1,121,100	289,597	89,629	1,886,456
	2022	385,585	—	—	344,713	89,450	819,748

Steven Russell Chief Technology Officer	2024	431,527	—	1,260,412	238,419	13,800	1,944,157
	2023	425,000	—	1,255,419	318,750	13,200	2,012,369
	2022	425,000	—	—	379,950	6,100	811,050

(1)	Reflects positions as of December 31, 2024.

(2)	The salary amounts set forth do not reflect the annual rate of salary that is “set” for the year, but what is considered “earned” for that year and thus they may differ slightly from the stated base salary amounts due to normal payroll practices and mid-year base salary increases. For 2023, amounts for Mr. McAlister have been converted to USD from GBP using an exchange ratio of $1.27937 to British Pound, which is the average monthly rate for 2024 as reported by XE.com.

(3)	The amounts reflected in this column for 2024 reflect equity grants of RSUs and PRSUs granted in 2024, the details of which are reflected in the “Components of the Company’s Executive Compensation Program” section of our Compensation Discussion and Analysis above. All amounts reflected in this column represent the aggregate grant date fair value of the awards granted to the Named Executive Officers calculated pursuant to FASB ASC Topic 718, disregarding any potential forfeitures. With respect to PRSUs, the amount is also reflective of the “probable” outcome of vesting for accounting purposes. Please see Note 20 to our Consolidated Financial Statements for the 2024 fiscal year within our Form 10-K, filed with the SEC on February 25, 2025, for more details on the valuation assumptions for these equity awards.

(4)	The amounts in this column for 2024 reflect combined short-term incentive awards approved for the Named Executive Officers, the details of which are as described under “Compensation Discussion and Analysis— Components of the Company’s Executive Compensation Program—Annual Cash Incentives”. Amounts for Mr. McAlister for 2024 have been converted to USD from GBP using an exchange ratio of $1.27937 to British Pound which is the average monthly rate for 2024 as reported by XE.com.

(5)	The amounts reflected in this column for the last completed fiscal year include the specific items reflected in the All Other Compensation table below.

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All Other Compensation:

Name	UK Pension Allowance ($)(1)(2)	Automobile Expenses ($)(1)	Employer 401(k) Match ($)	Expat Allowances and Premiums ($)(3)	Housing Allowance ($)(4)	Other ($)(1)(5)	Total ($)
Michael Jardon	—	12,000	13,800	—	—	—	25,800
Quinn Fanning	—	12,000	13,800	—	—	—	25,800
Alistair Geddes	105,840	17,972	—	127,008	119,826	14,339	384,985
John McAlister	81,603	12,468	—	—	—	1,077	95,148
Steven Russell	—	—	13,800	—	—	—	13,800

(1)	Amounts for Mr. McAlister have been converted to USD from GBP using an exchange ratio of $1.27937 to British Pound as reported by XE.com.

(2)	Messrs. McAlister and Geddes each receive a cash allowance in lieu of pension participation in the Expro North Sea Limited Retirement and Death Benefits Plan. The cash allowance is equal to 20% of their respective base salaries.

(3)	Paid pursuant to the Service Contract entered into with Mr. Geddes effective March 31, 2023 in connection with his relocation to Dubai. Includes monthly allowances paid directly to Mr. Geddes for goods and services and cost of living, as well as a monthly hardship payment, which are in line with the Company’s expatriate policy applicable to all similarly situated employees.

(4)	Amounts for Mr. Geddes have been converted to USD from Emirati Dirhams using an exchange ratio of $0.27229 to AED as reported by XE.com. This allowance represents amounts paid directly by the Company to Mr. Geddes’ landlord for his rent covering the period.

(5)	For Mr. McAlister, represents amounts paid by the Company for a private medical plan. For Mr. Geddes, represents amounts paid for utilities and for airfare expenses for Mr. Geddes’ spouse to return to the United Kingdom on home leave.

Grants of Plan-Based Awards for 2024

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (3)(#)	Grant Date Fair Value of Stock Awards (4)($)
Name	Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Michael Jardon	Cash (1)	n/a	625,000	1,250,000	2,500,000	—	—	—	—	—

	PRSU(2)	2/22/24	—	—	—	67,465	134,930	269,860	—	3,508,180

	RSU(3)	2/22/24	—	—	—	—	—	—	89,953	1,737,892

Quinn Fanning	Cash (1)	n/a	232,500	465,000	930,000	—	—	—	—	—

	PRSU(2)	2/22/24	—	—	—	23,219	46,437	92,874	—	1,207,362

	RSU(3)	2/22/24	—	—	—	—	—	—	30,958	598,109

Alistair Geddes	Cash (1)	n/a	264,600	529,200	1,058,400	—	—	—	—	—

	PRSU(2)	2/22/24	—	—	—	21,028	42,056	84,112	—	1,093,456

	RSU(3)	2/22/24	—	—	—	—	—	—	28,037	541,675

John McAlister	Cash (1)	n/a	211,096	422,193	844,386	—	—	—	—	—

	PRSU(2)	2/22/24	—	—	—	15,246	30,491	60,982	—	792,766

	RSU(3)	2/22/24	—	—	—	—	—	—	20,327	392,718

Steven Russell	Cash (1)	n/a	220,000	440,000	880,000	—	—	—	—	—

	PRSU(2)	2/22/24	—	—	—	16,209	32,418	64,836	—	842,868

	RSU(3)	2/22/24	—	—	—	—	—	—	21,612	417,544

(1)

Represents cash awards under the Company’s annual incentive program as described under “Compensation Discussion and Analysis— Components of the Company’s Executive Compensation Program—Annual Cash Incentives”. Amounts for Mr. McAlister converted to USD from GBP using an exchange ratio of $1.27937 to British Pound, which is the average monthly rate for 2024 as reported by XE.com. For cash awards under the plan, the “Target” column represents 100% of the potential incentive opportunity set as a percentage of each executive officer’s salary. Amounts reported in the “Threshold” column reflect 50% of the each Named Executive Officer’s individual short-term incentive award target, and amounts in the “Maximum” column reflect 200% of each Named Executive Officer’s individual short-term incentive award target. If less than minimum levels of performance are attained with respect to the applicable performance goals, then no amount will be earned unless the Compensation Committee exercises discretion to adjust the award payout.

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(2)

Represents the potential number of shares payable under the performance-based restricted stock units (or PRSUs). Amounts reported (a) in the “Threshold” column reflect 50% of the target number of shares denominated under each Named Executive Officer’s PRSU award, which, in accordance with SEC rules, is the minimum amount payable for a certain level of performance under the PRSUs, (b) in the “Target” column reflect 100% of the target number of shares denominated under each Named Executive Officer’s PRSU award, which is the target amount payable under the PRSU awards for performance at target levels, and (c) in the “Maximum” column reflect 200% of the target number of shares denominated under the PRSUs, which is the maximum amount payable for performance at maximum levels. If less than minimum levels of performance are attained with respect to the total shareholder return (TSR) performance metrics applicable to the PRSUs, then 0% of the target number of PRSUs awarded will be earned. The number of shares actually delivered at the end of the performance period may vary from the target number of PRSUs, based on our achievement of the specific performance measures. Performance targets and target awards for the awards reported above are described under “Compensation Discussion and Analysis—Components of the Company’s Executive Compensation Program—Long Term Incentives—Equity Awards.”

(3)

Represents shares of restricted stock units subject to time-based vesting conditions. The terms of these grants are described under “Compensation Discussion and Analysis—Components of the Company’s Executive Compensation Program—Long Term Incentives—Equity Awards.”

(4)	See Note 3 in the Summary Compensation Table above for information on the value of the RSUs (the “2024 RSUs”) and PRSUs (the “2024 PRSUs”) granted in 2024.

Narrative Description to the Summary Compensation Table and the Grants of Plan-Based Awards Table for the 2024 Fiscal Year

Summary Compensation Table. As of the closing of the Merger, the Company entered into an employment agreement with Mr. Jardon. Mr. Jardon’s Employment Agreement provides for an initial base salary of $1,000,000 and an annual incentive bonus opportunity based on performance criteria determined by the Board or the Compensation Committee. Beginning in 2023, Mr. Jardon was eligible to receive annual LTIP awards, as determined by the Board or the Compensation Committee in its sole discretion, and he received an equity award in February 2024 in the form of PRSUs and time-based RSUs. Mr. Jardon’s Employment Agreement also provides for certain severance payments, as described under “Potential Payments Upon Termination or a Change in Control—Jardon Agreement.”

As of the closing of the Merger, the Company entered into an Offer Letter with Mr. Fanning. Mr. Fanning’s Offer Letter provides for an initial base salary of $450,000, which was increased to $465,000 during 2024, and an annual incentive bonus opportunity equal to 100% of his annualized base salary. Mr. Fanning’s Offer Letter also provided for participation in the Company’s Executive Retention and Severance Plan and CIC Severance Plan. In addition, in 2024 Mr. Fanning received an equity award in February 2024 in the form of PRSUs and time-based RSUs.

Effective March 31, 2023, the Company entered into an amended Service Contract with Mr. Geddes related to his relocation to the Company’s offices in Dubai. The amended Service Contract provides for, among other things, an annual base salary of $529,200, participation in the Company’s Executive Retention and Severance Plan and CIC Severance Plan, a monthly transportation allowance of $1,497.67, and an additional monthly payment equal to 20% of base salary in lieu of pension scheme contributions. In addition, the amended Service Contract provides for certain other perquisites related to the overseas assignment, including various allowances and payments as further detailed under “Components of the Company’s Executive Compensation Program—Perquisites and Other Compensation Elements.” In addition, in 2024 Mr. Geddes received an annual incentive cash bonus and an equity award in February 2024 in the form of PRSUs and time-based RSUs.

As of the closing of the Merger, the Company entered into a Service Contract with Mr. McAlister. Mr. McAlister’s Service Contract provides for an initial annual base salary of £311,000 (or approximately $387,884), which was increased to £330,000 (or approximately $422,193) during 2024. It also provides for participation in the Company’s Executive Retention and Severance Plan and CIC Severance Plan, a monthly car allowance of £750 (or approximately $960), and an additional monthly payment equal to 20% of base salary in lieu of pension scheme contributions. In addition, in 2024 Mr. McAlister received an annual incentive cash bonus and an equity award in February 2024 in the form of PRSUs and time-based RSUs.

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As of the closing of the Merger, the Company entered into an Employment Assignment Letter with Mr. Russell. Mr. Russell’s Employment Assignment Letter provides for an initial annual base salary of $425,000, which was increased to $440,000 during 2024, and an annual incentive bonus opportunity equal to 100% of his base salary. Mr. Russell’s Employment Assignment Letter also provides for participation in the Company’s Executive Retention and Severance Plan and CIC Severance Plan. In addition, in 2024 Mr. Russell received an equity award in February 2024 in the form of PRSUs and time-based RSUs.

Grants of Plan Based Awards Table. The 2024 RSUs granted to Messrs. Jardon, Fanning, Geddes, McAlister and Russell are scheduled to vest ratably in three equal annual installments beginning on February 22, 2025. Further details regarding the treatment of the 2024 RSUs upon termination of employment of our named executive officers is described in “—Potential Payments Upon Termination or a Change in Control.”

The 2024 PRSUs granted to Messrs. Jardon, Fanning, Geddes, McAlister and Russell are scheduled to vest based on the applicable payout percentage as determined by the performance criteria for the three-year performance period ending December 31, 2026 and subject to the Named Executive Officer’s continued employment through the applicable vesting date. The vesting of these PRSUs is described in more detail in “Compensation Discussion and Analysis—Components of the Company’s Executive Compensation Program—Long Term Incentives—Equity Awards.” Further details regarding the treatment of the 2024 PRSUs upon termination of employment of our named executive officers is described in “—Potential Payments Upon Termination or a Change in Control.”

Outstanding Equity Awards at 2024 Fiscal Year End

The table below reflects each option and equity-based compensation award held by our Named Executive Officers as of December 31, 2024.

	Option Awards(1)					Stock Awards

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($)(5)

Michael Jardon	782,103	—	—	17.08	02/04/2028	176,049	2,195,331	413,444	5,155,647

Quinn Fanning	196,102	—	—	17.74	02/04/2028	70,800	882,876	130,400	1,626,088

Alistair Geddes	215,077	—	—	17.08	02/04/2028	62,668	781,470	114,865	1,432,367

John McAlister	195,525	—	—	17.08	02/04/2028	43,608	543,792	79,680	993,610

Steven Russell	—	—	—	—	—	44,447	554,254	81,028	1,010,419

(1)

In connection with the Merger, the Company assumed the outstanding option awards of Legacy Expro, which were then adjusted in accordance with the Merger consideration. The options have vested pursuant to the internal rate of return thresholds.

(2)

This column reflects the number of shares of unvested restricted stock units (RSUs) held by each Named Executive Officer on December 31, 2024. These include the following grants of restricted stock unit awards:

•

In October 2021 to Messrs. Jardon (113,062 RSUs), Fanning (68,178 RSUs), Geddes (61,360 RSUs), McAlister (38,350 RSUs) and Russell (33,237 RSUs) of which one third vested on February 22, 2023, one third vested on February 22, 2024 and one third vested on February 22, 2025.

•

In February 2023 to Messrs. Jardon (72,614 RSUs), Fanning (25,674 RSUs), Geddes (21,268 RSUs), McAlister (15,748 RSUs) and Russell (17,635 RSUs) of which one third vested on February 24, 2024, one third vested on February 24, 2025 and one third vests on February 24, 2026.

•

In February 2024 to Messrs. Jardon (89,953 RSUs), Fanning (30,958 RSUs), Geddes (28,037 RSUs), McAlister (20,327 RSUs) and Russell (21,612 RSUs) of which one third vested on February 22, 2025, one third will vest on February 22, 2026 and one third vests on February 22, 2027.

(3)

This column reflects the aggregate market value of all shares of unvested restricted stock units held by each Named Executive Officer on December 31, 2024 and is calculated by multiplying the number of RSUs outstanding on December 31, 2024 by the closing price of our common stock on December 31, 2024, the last day of trading on the NYSE for the 2024 fiscal year, which was $12.47 per share.

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(4)

This column reflects the number of shares of unvested PRSUs held by each Named Executive Officer on December 31, 2024 and is based on the target number of PRSUs subject to each award. These include the following grants of PRSU awards (with numbers specified at the target level of performance):

•

In October 2021 to Messrs. Jardon (169,593 PRSUs), Fanning (45,452 PRSUs), Geddes (40,907 PRSUs) McAlister (25,567 PRSUs), and Russell (22,158 PRSUs), in each case, with a performance period ending on December 31, 2024.

•

In February 2023 to Messrs. Jardon (108,921 PRSUs), Fanning (38,511 PRSUs), Geddes (31,902 PRSUs) McAlister (23,622 PRSUs), and Russell (26,452 PRSUs), in each case, with a performance period ending on December 31, 2025.

•

In February 2024 to Messrs. Jardon (134,930 PRSUs), Fanning (46,437 PRSUs), Geddes (42,056 PRSUs) McAlister (30,491 PRSUs), and Russell (32,418 PRSUs), in each case, with a performance period ending on December 31, 2026.

(5)

This column reflects the aggregate market value of all shares of unvested PRSUs held by each Named Executive Officer on December 31, 2024 and is calculated by multiplying the number of unvested PRSUs, determined as described in Note (4) to this table, by the closing price of our common stock on December 31, 2024, the last day of trading on the NYSE for the 2024 fiscal year, which was $12.47 per share.

Option Exercises and Stock Vested in Fiscal Year 2024

The following table provides information concerning equity awards of our Named Executive Officers that vested during the 2024 fiscal year. No stock options were exercised by our Named Executive Officers during the 2024 fiscal year.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael Jardon	61,892	1,180,746
Quinn Fanning	31,284	599,101
Alistair Geddes	27,543	527,735
John McAlister	18,033	345,143
Steven Russell	31,669	608,200

(1)

The amounts reflected in this column represent the aggregate market value realized by each Named Executive Officer upon vesting of the RSUs or PRSUs held by such Named Executive Officer, computed based on the closing price of our common stock on the last trading day prior to the applicable vesting date.

Pension Benefits

In connection with the Merger, the Company assumed certain pension plans of Legacy Expro. None of the Named Executive Officers participate in any of the Company’s pension plans. Consequently, no table is included herein.

Potential Payments Upon Termination or a Change in Control

Long Term Incentive Plan

The following discussion and the amounts disclosed in the table below are based on the terms of arrangements as in effect on December 31, 2024.

RSU Awards

The RSUs that were granted to the Named Executive Officers during 2021, 2023 and 2024 will receive accelerated vesting upon a termination of employment due to death or “Disability.” For all Named Executive Officers other than Mr. Jardon, the awards will also accelerate in the event that the Company incurs a “Change in Control” and the executive is involuntarily terminated within 24 months following such Change in Control, in accordance with the terms of the CIC Severance Plan as described below. In addition, Mr. Jardon (pursuant to the terms of his Employment Agreement) is entitled to accelerated or continued vesting treatment of his outstanding equity awards, as described below. Upon an involuntary termination without a Change in Control, the Company may elect, in its sole discretion (or as otherwise provided under Mr. Jardon’s Employment Agreement), to enter into a special vesting agreement, contingent upon the executive’s execution thereof, under which the RSUs will continue to vest according

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to the vesting schedule as if the executive were continuing in the employment of the Company throughout the period during which the executive continuously satisfies certain non-competition and non-solicitation obligations. As defined in the RSU award agreements, each of the terms have the following meaning:

•

“Disability” means the executive’s inability to perform his or her duties or fulfil his or her obligations under the terms of his employment by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months as determined by the Company and certified in writing by a competent medical physician selected by the Company.

•

A “Change in Control” is generally defined in our former long term incentive plan (which applies to the RSUs granted in 2021) as one of the following events: (i) the consummation of an agreement to acquire, or a tender offer for beneficial ownership of, 50% or more of either the then outstanding shares of common stock, or the combined voting securities that are entitled to vote in the election of directors; (ii) individuals who are on our board of directors on the effective date of our former long term incentive plan or any individuals whose election or appointment was approved by a majority of the board of directors as of that date (the “Incumbent Board”) cease to constitute a majority of the members of the board; (iii) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets, unless following such transaction, (a) our outstanding common stock or voting securities are converted into or exchanged for securities which represent more than 50% of the then outstanding shares of securities of the entity resulting from the transaction, (b) no person beneficially owns 20% or more of the then outstanding securities of the entity resulting from the transaction, or (c) at least a majority of the members of the board of directors or similar governing body of the entity resulting from the transaction were members of the Incumbent Board at the time of the execution of the agreement leading to the transaction; or (iv) our shareholders approve our complete liquidation or dissolution.

•

A “Change in Control” is generally defined in our current LTIP (which applies to the RSUs granted in 2023 and 2024) as one of the following events: (i) the acquisition of beneficial ownership of, 50% or more of either the then outstanding shares of common stock, or the combined voting securities that are entitled to vote in the election of directors; (ii) individuals who are on our board of directors on the effective date of our LTIP or any individuals whose election or appointment was approved by a majority of the board of directors as of that date (the “Incumbent Board”) cease to constitute a majority of the members of the board; (iii) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets, unless following such transaction, (a) our outstanding common stock or voting securities are converted into or exchanged for securities which represent more than 50% of the then outstanding shares of securities of the entity resulting from the transaction, or (b) at least a majority of the members of the board of directors or similar governing body of the entity resulting from the transaction were members of the Incumbent Board at the time of the execution of the agreement leading to the transaction; or (iv) our shareholders approve our complete liquidation or dissolution.

•	An “Involuntary Termination” means a termination of employment by the Company or an affiliate without Cause.
•

“Cause” shall generally mean that the executive (i) has engaged in gross negligence, gross incompetence, or misconduct in the performance of his or her duties; (ii) has failed without proper legal reason to perform his or her duties and responsibilities; (iii) has breached any material provision of the award agreement or any written agreement or corporate policy or code of conduct established by the Company; (iv) has engaged in conduct that is, or could reasonably expected to be, materially injurious to the Company; (v) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to the Company; or (vi) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).

PRSU Awards

The PRSUs that were granted to the Named Executive Officers during 2021, 2023 and 2024 will receive accelerated vesting at the “target” level upon a termination of employment due to death or Disability. For all Named Executive Officers other than Mr. Jardon, in the event that the Company incurs a Change in Control and the executive’s employment is involuntarily terminated within the 24-month period following such Change in Control, the PRSUs will vest as determined under the provisions of the CIC Severance Plan. In the event that the Named Executive Officer’s qualifying termination of employment is not in connection with a Change in Control, then, except as otherwise determined by the Compensation Committee, in its sole discretion (or as otherwise provided under Mr. Jardon’s Employment Agreement), the Company and the executive will enter into a special vesting agreement under which the PRSUs will continue to vest as if the executive were continuing in the employment of the Company throughout

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the period during which the executive continuously satisfies certain non-competition and non-solicitation obligations. As defined in the PRSU award agreements, each of the terms referenced herein have the same meaning described above with respect to the 2021, 2023 and 2024 RSU awards.

Upon a qualifying termination of Mr. Jardon’s employment, the treatment of his outstanding PRSUs will be governed by his Employment Agreement, which provides for accelerated vesting of outstanding equity awards in the event of a qualifying termination within 24 months following a change in control, with any such awards that are subject to performance criteria being determined based on the greater of actual performance through the date of termination or based on the 100% target payout level, subject to the satisfaction of certain restrictive covenant obligations.

Executive Change-In-Control Severance Plan

In 2024, all Named Executive Officers other than Mr. Jardon were participants in this plan. The CIC Severance Plan provides for the following severance benefits in the case of an “Involuntary Termination” on or within 24 months following a “Change in Control” (as such terms are defined in the plan), subject to the timely delivery of a release by the covered executive:

•	Two times the sum of the “Base Salary” and “Target Bonus Amount,” (as such terms are defined in the CIC Severance Plan), to be paid in equal monthly instalments over ten months;
•	A lump sum cash payment of $22,500 in consideration of health care continuation to be paid on the last day of the month that is 60 days following the date of termination;
•	A lump sum cash amount equal to the executive’s target annual incentive opportunity for the year of termination, pro-rated through and including the date of termination;
•

Accelerated vesting of any outstanding equity-based awards, with vesting of PRSUs determined based on the greater of actual performance through the date of termination or target performance at the 100% payout level; and

•	Outplacement assistance benefits, as provided in each individual participation agreement.

The following definitions apply to the CIC Severance Plan:

•

“Cause” means a determination by the Company or the employing affiliate (the “Employer”) that the executive (i) has engaged in gross negligence, incompetence, or misconduct in the performance of his or her duties with respect to the Employer or any of its affiliates; (ii) has failed to materially perform the executive’s duties and responsibilities to the Employer or any of its affiliates; (iii) has breached any material provision of the CIC Severance Plan or the accompanying Participation Agreement or any written agreement or corporate policy or code of conduct established by the Employer or any of its affiliates; (iv) has engaged in conduct that is, or could reasonably expected to be, materially injurious to the Employer or any of its affiliates; (v) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to the Employer or any of its affiliates; or (vi) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).

•	“Change in Control” or “CIC” has the meaning given such term under the LTIP or our former long term incentive plan, as applicable (as discussed under “RSU Awards” above).
•

“Good Reason” means the occurrence, on or within 24 months after the date upon which a CIC occurs, of any one or more of the following: (i) a material reduction in the authority, duties, or responsibilities of a covered executive from those applicable to him immediately prior to the date on which the CIC occurs; (ii) a material reduction in a covered executive’s annual rate of base salary or target annual bonus opportunity in effect immediately prior to the CIC; (iii) a change in the location of a covered executive’s principal place of employment by more than 50 miles from the location where he was principally employed immediately prior to the date on which the CIC occurs unless such relocation is agreed to in writing by the covered executive; provided, however, that a relocation scheduled prior to the date of the CIC shall not constitute Good Reason; (iv) any material breach by the Company or the Employer of their obligations under the CIC Severance Plan; (v) the failure of any successor or assigns of the Company and/or the Employer to assume the obligations of the Company and the Employer under the CIC Severance Plan; or (vi) the receipt of a written notice, within the 24-month period following a CIC, of termination of the CIC Severance Plan or of any amendment that would adversely reduce the covered executive’s potential severance payments or benefits or his or her coverage under the CIC Severance Plan.

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EXECUTIVE COMPENSATION

•

“Involuntary Termination” means any termination of the covered executive’s employment with the Employer that is either a termination by the Employer other than for Cause or a termination by the covered executive for Good Reason; provided, however, that it shall not include any termination occurring as a result of the covered executive’s death or a disability under circumstances entitling him to disability benefits under the standard long-term disability plan of the Employer.

Executive Retention and Severance Plan

In 2024, all Named Executive Officers other than Mr. Jardon were participants in this plan. The Executive Retention and Severance Plan provides for the following severance benefits in the case of a “qualifying termination” (as such term is defined in the plan), subject to the timely delivery of a release by the covered executive:

•	A lump sum cash payment equal to one year of “base salary” (as such term is defined in the plan), to be paid in equal monthly instalments over ten months;
•	A lump sum cash payment of $12,500 in consideration of health care continuation to be paid within 60 days following the “separation date” (as such term is defined in the plan);
•

If the covered executive’s employment is terminated prior to payment of the “annual bonus” (as such term is defined in the plan) for the prior calendar year, the covered executive will receive an “annual bonus” at the same time as bonus payments are made to similarly situated employees under the Company’s bonus plan; and

•	Reimbursement of up to $7,500 in outplacement assistance, to be provided within 12 months following the “separation date.”

The following definitions apply to the Executive Retention and Severance Plan:

•	“Annual Bonus” means the annual bonus paid pursuant to the Frank’s International L.L.C. short term incentive program.
•

“Cause” shall mean a determination by the Company or the Employer that the Covered Employee (i) has engaged in gross negligence, incompetence, or misconduct in the performance of his or her duties with respect to the Employer or any of its affiliates; (ii) has failed to materially perform the Covered Employee’s duties and responsibilities to the Employer or any of its affiliates; (iii) has breached any material provision of this Plan or the Participation Agreement or any written agreement or corporate policy or code of conduct established by the Employer or any of its affiliates; (iv) has engaged in conduct that is, or could reasonably expected to be, materially injurious to the Employer or any of its affiliates; (v) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to the Employer or any of its affiliates; or (vi) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).

•

“Good Reason” means the occurrence of any one or more of the following: (a) a material reduction in a Covered Employee’s annual rate of Base Salary; (b) a change in the location of a Covered Employee’s principal place of employment by more than 50 miles from the location where he or she was principally employed, unless such relocation is agreed to in writing by the Covered Employee: (c) any material breach by the Company or the Employer of their obligations under this Plan; or (d) the failure of any successor or assigns of the Company and/or the Employer, as applicable, to assume the obligations of the Company and the Employer under this Plan. Notwithstanding the foregoing provisions of this Section or any other provision in this Plan to the contrary, any assertion by a Covered Employee of a termination of employment for “Good Reason” shall not be effective unless all of the following conditions are satisfied: (i) the condition described in the foregoing clauses of this Section giving rise to the Covered Employee’s termination of employment must have arisen without the Covered Employee’s consent; (ii) the Covered Employee must provide written notice to the Employer of such condition in accordance with the Notice Section of this Plan within 45 days of the initial existence of the condition; (iii) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by the Employer; and the date of the Covered Employee’s termination of employment must occur within 90 days after the initial existence of the condition specified in such notice.

•

“Qualifying Termination” means a Qualifying Termination of the Covered Employee’s employment with the Employer which is either: (i) a Separation from Service by the Employer other than for Cause; or (ii) a Separation from Service by the Covered Employee for Good Reason; provided, however, that the term “Qualifying Termination” shall not include any termination occurring as a result of (a) the Covered Employee’s death or a

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disability under circumstances entitling him or her to disability benefits under the standard long-term disability plan of the Employer; or (b) the Covered Employee’s termination in connection with a change in control entitling him or her to severance benefits under the CIC Plan.
•	“Separation Date” for purposes of this Plan means the date designated by the Administrator on which the Covered Employee’s employment is terminated.
•	“Separation from Service” shall have the same meaning as the term “separation from service” in Code Section 409A(a)(2)(A)(i)

Employment Agreement with Mr. Jardon

Mr. Jardon is not a participant in the CIC Severance Plan or the Executive Retention and Severance Plan. The terms of his Employment Agreement, effective as of the closing of the Merger, govern the severance payable to him. Pursuant to his Employment Agreement, if Mr. Jardon is terminated by the Company without Cause or resigns for Good Reason, Mr. Jardon will be eligible to receive the following benefits, in each case, subject to his execution and nonrevocation of a release of claims in favor of the Company and his continued compliance with the confidentiality, intellectual property, non-competition, non-solicitation and non-disparagement covenants set forth in the Employment Agreement:

•

Cash severance equal to 2.0 times the sum of (i) the highest base salary in effect for Mr. Jardon during the six-month period ending immediately prior to the date on which his employment is terminated (the “Termination Date”) and (ii) the average of the annual bonuses received by Mr. Jardon for the two years immediately preceding the Termination Date (or if two annual bonuses have not yet been received by Mr. Jardon as of the Termination Date, the annual bonus received by Mr. Jardon for the year preceding the Termination Date, annualized to the extent necessary), payable in ten substantially equal monthly installments;

•	Payment of any earned but unpaid annual bonus for the year immediately preceding the year in which the Termination Date occurs;
•	A lump sum cash payment equal to $12,500 in consideration of the cost of health care continuation; and
•	Reimbursement of up to $7,500 in outplacement assistance benefits procured by Mr. Jardon within 12 months following the Termination Date.

The Employment Agreement further provides that if Mr. Jardon is terminated by the Company without Cause or for Good Reason within the 24 months following a Change in Control, Mr. Jardon will be eligible to receive the following benefits, in each case, subject to his execution and nonrevocation of a release of claims in favor of the Company and his continued compliance with the confidentiality, intellectual property, non-competition, non-solicitation and non-disparagement covenants set forth in the Employment Agreement:

•

Cash severance equal to 3.0 times the sum of (i) the highest base salary in effect for Mr. Jardon during the six-month period ending immediately prior to the Termination Date or the date of the Change in Control, whichever results in the greater amount (the “CIC Base Salary”), and (ii) the product of (x) the highest target bonus percentage in place for Mr. Jardon during the year in which the Termination Date occurs and (y) the CIC Base Salary, payable in ten substantially equal monthly installments;

•	Payment of a pro-rata portion of the target annual bonus that would have been earned for the year in which the Termination Date occurs, based on the number of days employed during such year;
•	A lump sum cash payment equal to $22,500 in consideration of the cost of health care continuation;
•

Accelerated vesting of any outstanding equity awards, with vesting of any performance-based equity awards determined based on the greater of (x) actual performance as of the Termination Date and (y) target performance at the 100% target payout level; and

•	Reimbursement of up to $15,000 in outplacement assistance benefits procured by Mr. Jardon within 12 months following the Termination Date.

The following definitions apply to Mr. Jardon’s Employment Agreement:

•

“Cause” means Mr. Jardon: (a) has engaged in gross negligence, incompetence, or misconduct in the performance of his duties with respect to any member of the Company group; (b) has failed to materially perform his duties and responsibilities to any member of the Company group; (c) has breached any material provision of his Employment Agreement or any written agreement or corporate policy or code of conduct established by any member of the Company group; (d) has engaged in conduct that is, or could reasonably expected to be, materially

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EXECUTIVE COMPENSATION

injurious to any member of the Company group; (e) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to any member of the Company group; or (f) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).
•	“Change in Control” means the occurrence of any of the following events, excluding for the avoidance of doubt the transaction contemplated by the Merger Agreement:

(A) the consummation of an agreement to acquire, or a tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) by any person of, 50% or more of either (x) the then outstanding shares of common stock of the Company (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding voting securities of The Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by The Company or any entity controlled by the Company or (iv) any acquisition by any entity pursuant to a transaction that complies with clauses (i), (ii), and (iii) of paragraph (c) below;

(B) individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board;

(C) consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company, or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) the Outstanding Stock and Outstanding Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock or common equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (ii) no person (excluding any employee benefit plan (or related trust) of the Company or the entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body of such entity except to the extent that such ownership results solely from ownership of the Company that existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(D) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

•

“Good Reason” means the occurrence of any of the following events: (a) a material reduction in Mr. Jardon’s authority, duties, or responsibilities; (b) a material reduction in Mr. Jardon’s base salary or target annual bonus; (c) a change in the location of Mr. Jardon’s principal place of employment by more than 50 miles from the Company’s principal office in Houston, Texas; or (d) a material breach by the Company of the Employment Agreement.

•

“Incumbent Board” means the portion of the Board constituted of the individuals who are members of the Board as of the closing of the Merger and any other individual who becomes a director of the Board after the closing of the Merger and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board.

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Potential Payments Upon Termination or Change in Control for Remaining Named Executive Officers

The following table quantifies the potential payments and benefits that the Company would provide to its Named Executive Officers in connection with a termination of employment and/or change in control occurring on December 31, 2024, pursuant to the terms of the RSU and PRSU award agreements granted pursuant to the LTIP or our former long term incentive plan, the CIC Severance Plan, and, in the case of Mr. Jardon, his Employment Agreement. Each value below represents the Company’s best estimate of the amount that could be paid upon the applicable scenario, but until an actual termination of employment or a change in control occurs, the Company cannot know with any certainty what value the executives would receive. Stock prices were calculated based upon the closing price of the Company’s common stock on December 31, 2024 of $12.47 per share.

Executive	Involuntary Termination of Employment ($)	Termination of Employment for Death or Disability ($)	Termination of Employment by Retirement ($)	Change in Control or Liquidity Event (Without a Termination of Employment) ($)	Change in Control (With an Involuntary Termination) ($)

Michael Jardon

Cash Payments	4,055,000	—	—	—	8,000,000

Accelerated Equity(1)	—	7,350,978	—	—	7,350,978

Reimbursement of COBRA Premiums	12,500	—	—	—	22,500

Outplacement Assistance	7,500	—	—	—	15,000

Total	4,075,000	7,350,978	—	—	15,388,478

Quinn Fanning

Cash Payments	465,000	—	—	—	2,325,000

Accelerated Equity(1)	—	2,508,964	—	—	2,508,964

Reimbursement of COBRA Premiums	12,500	—	—	—	22,500

Outplacement Assistance	7,500	—	—	—	15,000

Total	485,000	2,508,964	—	—	4,871,464

Alistair Geddes

Cash Payments	529,200	—	—	—	2,646,000

Accelerated Equity(1)	—	2,213,837	—	—	2,213,837

Reimbursement of COBRA Premiums	12,500	—	—	—	22,500

Outplacement Assistance	7,500	—	—	—	15,000

Total	549,200	2,213,837	—	—	4,897,367

John McAlister

Cash Payments	422,193	—	—	—	2,110,965	(2)

Accelerated Equity(1)	—	1,537,401	—	—	1,537,401

Reimbursement of COBRA Premiums	12,500	—	—	—	22,500

Outplacement Assistance	7,500	—	—	—	15,000

Total	442,193	1,537,401			3,685,866

Steven Russell

Cash Payments	440,000	—	—	—	2,220,000

Accelerated Equity(1)	—	1,564,673	—	—	1,564,673

Reimbursement of COBRA Premiums	12,500	—	—	—	22,500

Outplacement Assistance	7,500	—	—	—	15,000

Total	460,000	1,564,673	—	—	3,802,173

(1)

Mr. Jardon’s equity awards will accelerate upon an involuntary termination that results in his ceasing to provide services to the Company in any capacity, which scenario is reflected in the “Involuntary Termination of Employment” column. All other Named Executive Officers’ RSUs and PRSUs will continue to vest according to their normal schedule upon an involuntary termination or retirement so long as the executive complies with non-competition and non-solicitation obligations and assuming any required special vesting agreements are entered into between the executive and the Company. The table above does not include amounts that would be realized from this continued vesting of awards, but rather reflects only the awards that become accelerated in full.

(2)	Converted to USD from GBP using an exchange ratio of $1.27937 to British Pound, which is the average monthly rate for 2024 as reported by XE.com.

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Director Compensation

In accordance with Dutch law and the Company’s Articles, the shareholders shall determine the compensation policy of the Board. The Company’s remuneration policy was previously adopted by the shareholders. The authority to establish the actual compensation for the members of the Board is vested in the Board, with due observance of the compensation policy.

The Board believes that attracting and retaining qualified non-employee directors is critical to the Company’s future value, growth, and governance. The Board also believes that the compensation package for the Company’s non-employee directors should require a portion of the total compensation to be equity-based to align the interests of these directors with the Company’s stockholders. The Company, along with Meridian, has determined that the compensation program applicable to the non-employee directors should be comparable with the packages identified at the Company’s peer group.

For 2024, the Board received the following remuneration: (i) an annual retainer compensation package for the non-executive directors valued at approximately $225,000, of which $75,000 is paid in the form of an annual cash retainer, and the remaining $150,000 is expected to be paid in a grant of RSUs under the Expro Group Holdings N.V. Long-Term Incentive Plan, as Amended and Restated; (ii) payment to the Audit Committee Chair and each other Audit Committee member of an annual amount of $25,000 and $12,500, respectively; (c) payment to the non-executive Chairman of an annual amount of $100,000; (d) payment to the Compensation Committee Chairman and each other Compensation Committee member of an annual amount of $15,000 and $7,500, respectively; and (e) payment to the Nominating and Governance Committee Chairman and each other Nominating and Governance Committee member of an annual amount of $10,000 and $5,000, respectively.

Our directors are subject to Stock Ownership Guidelines, which require our non-employee directors to hold shares of our common stock with a value equal to five times the amount of annual cash retainer (which does not include any extra fees for chairmanships or service on committees) paid to such directors. Our non-employee directors are required to achieve this stock ownership guideline within five years following the later of the date the guidelines became effective at the closing of the Merger or the date that the director was elected to our Board. Holdings that count towards satisfaction of this guideline, and the valuation measures used to determine such satisfaction, are the same that apply to our Named Executive Officers, as described in the section of our CD&A entitled, “—Stock Ownership Guidelines,” above.

The following table reflects information concerning the compensation that the Company’s non-employee directors earned during the last completed fiscal year ended December 31, 2024. Directors who are also employees of the Company do not receive any additional compensation for their service on the Board.

2024 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Robert W. Drummond	143,156	170,069	—	313,225
Eitan Arbeter(3)	82,500	170,069	—	252,569
Michael C. Kearney	114,071	170,069	—	284,140
Alan Schrager(3)(4)	29,303	—	—	29,303
Lisa L. Troe	105,000	170,069	—	275,069
Brian Truelove	97,500	170,069	—	267,569
Frances M. Vallejo	87,500	170,069	—	257,569
Eileen G. Whelley	95,000	170,069	—	265,069

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(1)

Includes an annual cash retainer fee, and if applicable, committee, committee chair or non-executive chairman, all as described above and prorated for periods of partial service in such capacities during 2024. The below summarizes the components of each director’s cash compensation as disclosed above:

Name	Annual Cash Retainer Fee ($)	Committee Membership or Chair Fee ($)	Board Chairman / Lead Director Fees ($)
Robert W. Drummond	75,000	7,500	60,656
Eitan Arbeter	75,000	7,500	—
Michael C. Kearney	75,000	—	39,071
Alan Schrager	29,303	—	—
Lisa L. Troe	75,000	30,000	—
Brian Truelove	75,000	22,500	—
Frances M. Vallejo	75,000	12,500	—
Eileen G. Whelley	75,000	20,000	—

(2)

The amounts reflected in this column are the aggregate grant date fair value of the RSUs granted to the non-employee directors during 2024 and calculated pursuant to ASC FASB Topic 718, disregarding any potential forfeitures. Please see Note 20 to our Consolidated Financial Statements for the 2024 fiscal year within our Form 10-K, filed with the SEC on February 25, 2025, for more details on the valuation assumptions for these equity awards. The number of RSUs granted to each non-employee director was determined at April 24, 2024 (the date the award was approved), by dividing $150,000 by the 30 day volume weighted average price of our common stock on the date immediately preceding the date these awards were approved.

The grants were made to all non-employee directors on June 1, 2024, in each case for 7,748 RSUs with a grant date fair value of $170,069.

(3)

Messrs. Arbeter and Schrager have instructed that each of their cash retainer should be paid to their employer, Oak Hill Advisors, L.P. Similarly, they both disclaim beneficial ownership of their stock awards and are holding such awards on behalf of Oak Hill Advisors, L.P.

(4)	Mr. Schrager served as a director until May 23, 2024.

CEO Pay Ratio Disclosures

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the total compensation of Michael Jardon, our current Chief Executive Officer (our “CEO”).

For 2024, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than the CEO) was $32,206; and
•	The annual total compensation of our CEO, using 2024 compensation data from the Summary Compensation Table, was $6,962,497.

Based on this information, for 2024 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was reasonably estimated to be 216.2 to 1.

The median employee that was used for purposes of calculating the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees is the same employee that was identified for purposes of our 2023 disclosure. Our employee population data described above does not include approximately 333 employees of Coretrax, which we acquired in May 2024. There has otherwise been no change in our employee population or employee compensation arrangements since that median employee was identified that we believe would significantly impact our pay ratio disclosure.

•

We determined that, as of December 31, 2024, our employee population world-wide consisted of approximately 7,004 individuals. As of December 31, 2024, we had 1,152 employees in the United States, and 5,852 employees in non-United States jurisdictions. To calculate our median employee, we excluded all employees that reside in each of Egypt (116) Indonesia (165) and Senegal (9). Collectively, our excluded employees totaled 290 employees or 4.14% of our total employee population, leaving us with a balance of 6,714 employees in the identified population used to determine our median employee.

2025 Proxy Statement | 47

EXECUTIVE COMPENSATION

•

We used a consistently applied compensation measure to identify our median employee of comparing the amount of salary or wages, bonuses and any other cash compensation reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2023 (or the equivalent of a Form W-2 reported to an applicable governmental entity for any employees in a non-US jurisdiction).

•

We identified our median employee by consistently applying this compensation measure to all of our employees included in our assumptions, adjustments (including any cost-of-living adjustments), or estimates were applied to this calculation.

•

After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2024 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $32,206.

•

With respect to the total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our 2024 Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report, which resulted in annual total compensation for purposes of determining the ratio in the amount of $6,962,497 for 2024.

48 | 2025 Proxy Statement

Pay Versus Performance Table
As required by Item 402(v) of
Regulation S-K, we
are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last four completed fiscal years. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the applicable years. Note that for our Named Executive Officers (each an “NEO”) other than our principal executive officer (the “PEO”), compensation is reported as an average.

Year	Summary Compensation Table Total for First PEO(1)	Summary Compensation Table Total for Second PEO(1)	Compensation Actually Paid to First PEO(1)	Compensation Actually Paid to Second PEO(1)	Average Summary Compensation Table Total for Non-CEO NEOs(1)	Average Compensation Actually Paid to Non-CEO NEOs(1)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (in thousands)	Adjusted EBITDA (in thousands)
							Total Shareholder Return	Peer Group Total Shareholder Return
2024	N/A	6,962,497	N/A	1,775,784	2,309,945	960,713	40.20	103.72	51,918	347,403
2023	N/A	7,132,091	N/A	1,904,420	2,322,168	1,158,681	51.45	109.63	(23,360)	248,880
2022	N/A	2,548,319	N/A	1,886,664	915,480	899,231	58.45	102.76	(20,145)	206,233
2021	7,234,574	8,123,233	8,207,367	16,199,112	2,713,792	3,627,261	46.26	63.42	(131,891)	125,940
2020	3,973,463	N/A	736,558	N/A	880,505	641,151	53.00	56.62	(307,045)	100,186

(1)	The PEO and the non-PEO NEOs for each year are as follows:

(i)	2024, 2023 and 2022: Mr. Jardon, Second PEO; Messrs. Fanning, Geddes, McAlister, Russell, NEOs

(ii)	2021: Mr. Kearney, First PEO; Mr. Jardon, Second PEO; Messrs. Fanning, Geddes, McAlister, Russell and Symington and Ms. Cougle, NEOs

(iii)	2020: Mr. Kearney, First PEO; Messrs. Russell, Lakey and Symington and Ms. Cougle, NEOs

(2)	To calculate Compensation Actually Paid (“CAP”), the following amounts were deducted from and added to Summary Compensation Table (“SCT”) total compensation:
First PEO (Kearney) SCT Total to CAP Reconciliation

Year	Salary	Bonus and Non-Equity Incentive Compensation	Other Compensation	SCT Total	Deductions from SCT Total	Additions to SCT Total	CAP
		(i)			(ii)	(iii)
2024	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2023	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2021	471,765	—	3,643,750	7,234,574	(3,119,059)	4,091,852	8,207,367
2020	709,637	354,825	12,825	3,973,463	(2,896,176)	(340,729)	736,558
Second PEO (Jardon) SCT Total to CAP Reconciliation

Year	Salary	Bonus and Non-Equity Incentive Compensation	Other Compensation	SCT Total	Deductions from SCT Total	Additions to SCT Total	CAP
		(i)			(ii)	(iii)
2024	1,000,000	690,625	25,800	6,962,497	(5,246,072)	59,359	1,775,784
2023	1,000,000	937,500	25,200	7,132,091	(5,169,391)	(58,280)	1,904,420
2022	1,000,000	1,117,500	430,819	2,548,319	—	(661,655)	1,886,664
2021	1,149,618	1,008,900	12,000	8,123,233	(5,952,714)	14,028,593	16,199,112
2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A

2025 Proxy Statement | 49

EXECUTIVE COMPENSATION

Average
Non-PEO
NEOs SCT Total to CAP Reconciliation

Year	Salary	Bonus and Non-Equity Incentive Compensation	Other Compensation	SCT Total	Deductions from SCT Total	Additions to SCT Total	CAP
		(i)			(ii)	(iii)
2024	456,288	252,099	129,933	2,309,945	(1,471,625)	122,393	960,713
2023	447,099	335,324	110,165	2,322,168	(1,429,580)	266,093	1,158,681
2022	445,328	398,123	72,029	915,480	—	(16,248)	899,231
2021	406,922	242,138	634,634	2,713,792	(1,430,265)	2,343,734	3,627,261
2020	345,357	151,244	5,332	880,505	(378,573)	139,219	641,151

(i)	Reflects “all other compensation” reported in the SCT for each year shown.

(ii)
Represents the grant date fair value of equity-based awards granted each year. We did not report a change in pension value for any of the years reflected in this table; therefore, a deduction from SCT total related to pension value is not needed.

(iii)
Reflects the value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown. The equity component of CAP for fiscal year 2024 is further detailed in the supplemental table below.

Supplemental
Equity Component of CAP for FY 2024:

Equity Type	Fair Value of Current Year Equity Awards at 12/31/2024	Change in Value of Prior Years’ Awards Unvested at 12/31/2024	Change in Value of Prior Years’ Awards That Vested in FY 2024	Fair Value of Prior Years’ Awards Forfeited in FY 2024	Equity Value Included in CAP
Second PEO (Jardon)	2,713,547	(2,834,539)	180,351	—	59,359
Average Non-PEO NEOs	761,202	(718,730)	79,920	—	122,393

(3)	The peer group used for total shareholder return is SPDR S&P Oil & Gas Equipment & Services ETF (XES).
Narrative Disclosure to Pay Versus Performance Table
For the fiscal year ending December 31, 2024, the Company used Total Stockholder Return (TSR) to link PRSU equity grants to performance. In addition, the Company used two financial performance measures to link compensation actually paid to its NEOs to company performance under its annual cash incentive program, Adjusted EBITDA and Free Cash Flow. In addition to these financial performance measures, the Company also used Total Recordable Case Frequency and ESG as non-financial
performance measures under its annual cash incentive program. For a description of the Company’s PRSU grants, see page 27 and for a description of the Company’s annual cash incentive program, see page 25.

Important Performance Measures for 2024
TSR
Adjusted EBITDA
Free Cash Flow
Total Recordable Case Frequency
ESG
The following graphs compare various performance metrics with the compensation actually paid to our PEO(s) and other NEOs during each of the last five fiscal years. For compensation paid in 2021, we note that compensation paid to certain of our NEOs reflects amounts that were paid in connection with the Merger, including severance amounts that were not tied to performance measures. For this reason, we believe compensation paid in 2021 is not reflective of our ordinary course pay practices.

50 | 2025 Proxy Statement

EXECUTIVE COMPENSATION

The following graph compares the compensation actually paid to our PEO(s), the average of the compensation actually paid to our remaining NEOs and the TSR performance of our common units with the TSR performance of our comparison group. For purposes of our equity compensation program, we use the SPDR S&P Oil & Gas Equipment & Services ETF (XES) as our comparison group. The TSR amounts in the graph assume that $100 was invested beginning on December 31, 2019 and that all distributions or dividends were reinvested on a quarterly basis.

Compensation Actually Paid Versus TSR ($)
	12/31/20	12/31/21	12/31/22	12/31/23	12/31/24
Compensation Actually Paid to First PEO	736,558	8,207,367	—	—	—
Compensation Actually Paid to Second PEO	—	16,199,112	1,886,664	1,904,420	1,775,784
Average Compensation Actually Paid to Non-PEO NEOs	641,151	3,627,261	899,231	1,158,681	960,713
TSR	53.00	46.26	58.45	51.45	40.20
Peer Group TSR	56.62	63.42	102.76	109.63	103.72

2025 Proxy Statement | 51

EXECUTIVE COMPENSATION

The following graph compares the compensation actually paid to our PEO(s), the average of the compensation actually paid to our remaining NEOs and our Net Income (Loss).

Compensation Actually Paid Versus Net Income (Loss) ($)
	12/31/20	12/31/21	12/31/22	12/31/23	12/31/24
Compensation Actually Paid to First PEO	736,558	8,207,367	—	—	—
Compensation Actually Paid to Second PEO	—	16,199,112	1,886,664	1,904,420	1,775,784
Average Compensation Actually Paid to Non-PEO NEOs	641,151	3,627,261	899,231	1,158,681	960,713
Net Income (Loss)	(307,045)	(131,891)	(20,145)	(23,360)	51,918
The following graph compares the compensation actually paid to our PEO(s), the average of the compensation actually paid to our remaining NEOs and our Adjusted EBITDA.

Compensation Actually Paid Versus Adjusted EBITDA ($)
	12/31/20	12/31/21	12/31/22	12/31/23	12/31/24
Compensation Actually Paid to First PEO	736,558	8,207,367	—	—	—
Compensation Actually Paid to Second PEO	—	16,199,112	1,886,664	1,904,420	1,775,784
Average Compensation Actually Paid to Non-PEO NEOs	641,151	3,627,261	899,231	1,158,681	960,713
Adjusted EBITDA	100,186	125,940	206,233	248,880	347,403

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EXECUTIVE COMPENSATION

Equity Compensation Plan Information
The following table sets forth information as of December 31, 2024 with respect to equity compensation plans under which our common stock is authorized for issuance.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)
Equity compensation plans approved by our shareholders	5,798,969	(1)	$19.47	13,757,095
Equity compensation plans not approved by our shareholders	—		—	—
Total	5,798,969		$19.47	13,757,095

(1)
Represents securities to be issued upon exercise of outstanding RSUs and PRSUs under the LTIP, and outstanding options assumed in the Merger from Legacy Expro. As of December 31, 2024, 2,241,162 shares were subject to outstanding RSUs, 898,410 were subject to outstanding PRSUs and 2,659,396 were subject to outstanding assumed options. The number of shares subject to outstanding PRSUs is based on the target number of shares subject to each award and payments could occur at larger amounts if maximum performance metrics are met. The shares underlying the assumed options are available for issuance under the LTIP and do not reduce the shares available for issuance thereunder, but if such options are forfeited, the underlying shares are not otherwise available for issuance under the LTIP.

(2)
The weighted-average exercise price excludes RSU and PRSU awards that do not have an exercise price. The weighted average grant date fair value of all RSUs is $19.15 and the weighted average grant date fair value of all PRSUs is $27.11, assuming a 100% target performance payout.

(3)
The 13,757,095 shares remaining available for issuance as of December 31, 2024 consist of the following: 4,865,541 shares available under our existing employee stock purchase plan (approximately 82,842 of which are estimated to be issued in the current purchase period) and 8,891,554 shares available under the LTIP, assuming the target number of shares subject to outstanding PRSUs is no longer available for issuance.

2025 Proxy Statement | 53

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this proxy statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Act”), or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Audit Committee:

•	reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2024 with management and with the independent registered public accountants;
•

considered the adequacy of the Company’s internal controls and the quality of its financial reporting, and discussed these matters with management and with the independent registered public accountants;

•

reviewed and discussed with the independent registered public accountants (1) their judgments as to the quality of the Company’s accounting policies, (2) the written disclosures and letter received from the independent registered public accountants required by Public Company Accounting Oversight Board Independence Rules regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, and the independent registered public accountants’ independence, and (3) the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, the Auditing Standards Board of the American Institute of Certified Public Accountants, and the Securities and Exchange Commission;

•

discussed with management and with the independent registered public accountants the process by which the Company’s chief executive officer, chief financial officer and principal accounting officer make the certifications required by the SEC in connection with the filing with the SEC of the Company’s periodic reports, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q; and

•

based on the reviews and discussions referred to above, recommended to the Board that the consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

The Audit Committee also met to review and discuss the Company’s audited Dutch statutory annual accounts for the financial year 2024 with management and Deloitte Accountants B.V. The discussion included the observations of the independent registered public accountants during the audit as well as regulatory and financial reporting developments that may affect the Company in future years. The Audit Committee recommended that the Company’s audited Dutch statutory annual accounts for the financial year 2024 be approved by the Board.

As recommended by the NYSE’s corporate governance rules, the Audit Committee also regularly considers whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm itself.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee’s charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company’s consolidated financial statements.

The Committee meets regularly with management and the independent registered public accountants, including private discussions periodically with the independent registered public accountants, and receives the communications described above. However, this oversight does not provide us with an independent basis to

54 | 2025 Proxy Statement

AUDIT COMMITTEE REPORT

determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards.

Audit Committee of the Board of Directors

Lisa L. Troe (Chair)

Brian Truelove

Frances M. Vallejo

2025 Proxy Statement | 55

INFORMATION ABOUT OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents the aggregate fees for services rendered to us by Deloitte & Touche LLP (“Deloitte”), our independent registered accounting firm, for the years ended December 31, 2024 and December 31, 2023:

	2024	2023
Audit Fees	$4,155,403	$4,029,232
Audit-Related Fees	—	40,000
Tax Fees	505,115	386,765
All Other Fees	82,225	45,150
Total	$4,742,743	$4,501,147

Audit fees consist of the aggregate fees and expenses billed or expected to be billed for professional services rendered by Deloitte and its affiliates for the audit of our consolidated annual financial statements, including the Annual Report on Form 10-K for the years ended 2024 and 2023, the review of quarterly financial statements and for services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for those fiscal years, including statutory audits and attest services.

Audit-related fees consist of the aggregate fees billed or expected to be billed for assurance and related services by Deloitte, if applicable, that are reasonably related to the performance of the audit or review of the financial statements and are not reported as audit fees herein. This category includes fees related to services in connection with various registration statement filings, including consents.

Tax fees consist of international tax compliance and corporate tax consulting.

All other fees are the aggregate fees billed for products and services other than “Audit Fees,” “Audit-Related Fees” or “Tax Fees”, and included services in connection with ESG readiness.

The Audit Committee has adopted procedures for the approval of Deloitte’s and Deloitte Accountants B.V.’s services and related fees. At the beginning of each year, all audit and audit-related services, tax fees and other fees for the upcoming audit are provided to the Audit Committee for approval.

The Audit Committee is updated on the status of the auditor’s services and related fees at its regular meetings.

As set forth in the Audit Committee Report on page 54 of this proxy statement, the Audit Committee has considered whether the provision of these non-audit services is compatible with maintaining auditor independence and has determined that they are.

Policy for Pre-Approval of Audit and Non-Audit Fees

The Audit Committee has an Audit and Non-Audit Services Pre-Approval Policy. The policy requires the Audit Committee to pre-approve the audit and non-audit services performed by our independent registered public accounting firm. Under the policy, the Audit Committee establishes the audit, audit-related, tax and all other services that have the approval of the Audit Committee. The term of any such pre-approval is twelve months from the date of pre-approval, unless the Audit Committee adopts a shorter period and so states. The Audit Committee will periodically review the list of pre-approved services and will add to or subtract from the list of pre-approved services from time to time. The Audit Committee will also establish annually pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Audit Committee. As required under the Audit and Non-Audit Services Pre-Approval Policy, the Audit Committee pre-approved all services in 2024.

56 | 2025 Proxy Statement

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has delegated to any financial officer of the Company the authority to engage the Company’s independent registered public accounting firm in any of the pre-approved audit services or audit-related services of the pre-approval policy. The Audit Committee has delegated to the principal accounting officer the authority to engage the Company’s independent registered public accounting firm in any of the pre-approved tax services or permitted non-audit services for which estimated fees do not exceed cumulatively up to $500,000 annually. In accordance with the Audit and Non-Audit Services Pre-Approval Policy, Deloitte submits the requested services to the Committee Chair for pre-approval. Each request is consistent with the rules of the SEC and Public Company Accounting Oversight Board with respect to the independence of independent registered public accounting firms. Any services that would exceed such limits should be pre-approved by the full Audit Committee. The Committee Chair will be informed and will report any such pre-approval to the Audit Committee at its next scheduled meeting.

2025 Proxy Statement | 57

TRANSACTIONS WITH RELATED PERSONS

Transactions with Directors, Executive Officers and Affiliates

None.

Registration Rights Agreement

In connection with the Merger, the Company and certain of Legacy Expro shareholders (the “Registration Rights Holders”) entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, among other things and subject to certain restrictions, upon request by the Registration Rights Holders, the Company is required to file with the SEC a registration statement under the Securities Act, to register for sale the shares of Common Stock held by the Registration Rights Holders, or to conduct certain underwritten offerings. The Registration Rights Agreement also provides for customary piggyback registration rights. The Registration Rights Agreement became effective on October 1, 2021. In January 2023, certain funds and accounts managed by Oak Hill Advisors completed an underwritten secondary offering pursuant to a demand right exercised by Oak Hill Advisors in December 2022. On January 18, 2023, in connection with the closing of the secondary offering, the Registration Rights Agreement was amended to increase the maximum number of Demand Registrations (as defined in the Registration Rights Agreement) available after completion of the offering to three, which equals the number of Demand Registrations available under the Registration Rights Agreement prior to the completion of the offering.

Amended Registration Rights Agreement

In connection with the Merger, the Company and certain of its shareholders have entered into an Amendment (the “RRA Amendment”) to that certain Registration Rights Agreement, dated as of August 14, 2013 (the “Existing Registration Rights Agreement”) that became effective on October 1, 2021. The RRA Amendment amended the Existing Registration Rights Agreement in order to facilitate the transactions contemplated by the Registration Rights Agreement described above.

Director Nomination Agreement

As described elsewhere in this proxy statement, in connection with the Merger, the Company and certain shareholders of the Company entered into the Director Nomination Agreement that became effective on October 1, 2021 (the “Closing Date”). The Director Nomination Agreement provides, among other things, that Oak Hill Advisors will have the right to designate (i) two persons as its nominees for election to the Board as non-executive directors for so long as the Oak Hill Group (as defined in the Director Nomination Agreement) collectively owns shares of Common Stock equal to at least 20% of the total shares outstanding on the Closing Date and (ii) one person as its nominee for election to the Board as a non-executive director for so long as the Oak Hill Group collectively owns shares of Common Stock equal to at least 10% (but less than 20%) of the total shares outstanding on the Closing Date. Upon the Oak Hill Group ceasing to collectively own shares of Common Stock equal to at least 10% of the total shares outstanding on the Closing Date, Oak Hill Advisors will not have a right to designate a director to the Board. The Oak Hill Group currently owns approximately 11.1% of the total shares outstanding on the Closing Date.

Procedures for Approval of Related Person Transactions

A “Related Party Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of its directors;
•	any person who is known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities;
•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or

58 | 2025 Proxy Statement

TRANSACTIONS WITH RELATED PERSONS

sister-in-law of a director, executive officer or a beneficial owner of more than 5% of any class of the Company’s voting securities, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of any class of the Company’s common stock; and
•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The Board adopted a written Related Party Transactions Policy and has approved, along with the Audit Committee, the applicable Related Party Transactions at this time. Pursuant to this policy, the Audit Committee will review all material facts of all new Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, the Audit Committee expects to take into account, among other factors, the following: (1) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and (2) the extent of the Related Person’s interest in the transaction. Further, the policy requires that all Related Party Transactions required to be disclosed in the Company’s filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

2025 Proxy Statement | 59

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s Common Stock by:

•	each person known to the Company to beneficially own more than 5% of the Company’s Common Stock;
•	each of the Company’s named executive officers;
•	each member of the Board and each director nominee; and
•	all of the Company’s directors and executive officers as a group.

Unless otherwise indicated below, the number of shares of the Company’s Common Stock outstanding and the percentage of beneficial ownership is presented as of March 31, 2025.

Beneficial ownership is determined in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting or investment power and also any shares that the entity or individual has the right to acquire as of May 30, 2025 (60 days after March 31, 2025) through the exercise of any stock options, through the vesting/settlement of restricted stock units (the “RSUs”) payable in shares, or upon the exercise of other rights. Beneficial ownership excludes options or other rights vesting after May 1, 2025 and any RSUs vesting/settling, as applicable, on or before May 30, 2025 that may be payable in cash or shares at the Company’s election. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of the Company’s Common Stock beneficially owned by them, except to the extent this power may be shared with a spouse.

Unless otherwise indicated, the address of each person or entity named in the table is 1311 Broadfield Blvd., Suite 400, Houston, Texas 77084.

Name of Beneficial Owner	Number of Shares	% of Shares Beneficially Owned
5% shareholders:
Entities affiliated with Oak Hill Advisors, L.P.(1)	12,133,007	10.5%
T. Rowe Price Investment Management, Inc.(2)	11,705,860	10.1%
The Vanguard Group, Inc.(3)	9,975,346	8.6%
FMR LLC(4)	8,632,356	7.4%
BlackRock, Inc.(5)	7,036,231	6.1%
Directors and Named Executive Officers:
Robert W. Drummond(6)	61,433	*	%
Michael Jardon(7)	1,020,288	*	%
Eitan Arbeter(8)	—	—%
Michael C. Kearney(9)	27,633	*	%
Lisa L. Troe(10)	22,769	*	%
Brian Truelove(11)	83,226	*	%
Frances M. Vallejo(12)	8,056	*	%
Eilleen G. Whelley(13)	22,769	*	%
Quinn Fanning(14)	248,892	*	%
Alistair Geddes(15)	310,830	*	%
John McAlister(16)	237,192	*	%
Steven Russell(17)	60,634	*	%
All directors and executive officers as a group (12 persons)(6)(7)(8)(9)(10)(11)(12)(13)(14)(15)(16)(17)	2,103,722	1.8%

*	Represents less than 1%.

(1)

Represents shares held by client accounts advised and/or managed by Oak Hill Advisors, L.P. and/or one of its investment advisory affiliates (collectively, the “Advisor” or “OHA”). Mr. Arbeter is an employee of OHA and a member of the Board. OHA and its investment advisory

60 | 2025 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

affiliates are subsidiary businesses of T. Rowe Price Associates, Inc. (“TRP”). In accordance with the Securities and Exchange Commission Release No. 34-39538 (the “Release”), TRP’s beneficial ownership of securities is disaggregated from that of OHA. Glenn R. August is the Founder and Chief Executive Officer of OHA. OHA, TRP and Glenn August disclaim beneficial ownership of shares of the common stock held by the client accounts beyond each of their respective pecuniary interests in the client accounts for purposes of Section 16 under the Exchange Act. The address of Oak Hill Advisors, L.P. is One Vanderbilt Avenue, 16th Floor, New York, New York 10017. Includes 101,491 time-based vested stock options held by Mr. Arbeter on behalf of OHA. Also includes 30,441 shares for Mr. Arbeter as annual compensation to the non-employee members of the Board. Excludes 7,748 restricted stock units for Mr. Arbeter because such award does not begin to vest, and no common stock may be received thereunder, prior to May 30, 2025. Pursuant to the policies of OHA, the shares and RSUs received by Mr. Arbeter are held for the benefit of certain clients of OHA.

(2)

Based on information included in a Schedule 13G/A filed with the SEC on March 7, 2025. T. Rowe Price Investment Management, Inc. has sole voting power over 11,675,796 shares and sole dispositive power over all of the shares included in the table above. The address of T. Rowe Price Investment Management, Inc. is 101 E. Pratt Street, Baltimore, MD 21201.

(3)

Based on information included in a Schedule 13G/A filed with the SEC on November 12, 2024. The Vanguard Group has no sole voting power over 3,911,176 shares and sole dispositive power over 9,822,827 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

Based on information included in a Schedule 13G/A filed with the SEC on December 6, 2024. FMR LLC has sole voting power over 8,630,700 shares and sole dispositive power over all of the shares included in the table above. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The shares in the table reflect the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(5)

Based on information included in a Schedule 13G filed with the SEC on February 2, 2024. BlackRock, Inc. has sole voting power over 6,851,497 shares and sole dispositive power over all of the shares included in the table above. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(6)	Excludes 7,748 restricted stock units because such award does not begin to vest, and no common stock may be received thereunder, prior to May 30, 2025.

(7)

Excludes 233,052 restricted stock units because such award does not begin to vest, and no common stock may be received thereunder, prior to May 30, 2025. Includes 482,571 time-based vested stock options and 299,532 performance-based vested and exercisable stock options due to the satisfaction of internal rate of return thresholds.

(8)	Mr. Arbeter disclaims beneficial ownership of the shares held by the client accounts beyond his pecuniary interest in the client accounts for purposes of Section 16 under the Exchange Act.

(9)	Excludes 7,748 restricted stock units because such award does not begin to vest, and no common stock may be received thereunder, prior to May 30, 2025.

(10)	Excludes 7,748 restricted stock units because such award does not begin to vest, and no common stock may be received thereunder, prior to May 30, 2025.

(11)	Excludes 7,748 restricted stock units because such award does not begin to vest, and no common stock may be received thereunder, prior to May 30, 2025. Includes 60,415 time-based vested stock options.

(12)	Excludes 7,748 restricted stock units because such award does not begin to vest, and no common stock may be received thereunder, prior to May 30, 2025.

(13)	Excludes 7,748 restricted stock units because such award does not begin to vest, and no common stock may be received thereunder, prior to May 30, 2025.

(14)

Excludes 80,433 restricted stock units because such award does not begin to vest, and no common stock may be received thereunder prior, to May 30, 2025. Includes 120,998 time-based vested stock options and 75,104 performance-based vested and exercisable stock options due to the satisfaction of internal rate of return thresholds.

(15)

Excludes 72,184 restricted stock units because such award does not begin to vest, and no common stock may be received thereunder, prior to May 30, 2025. Includes 132,706 time-based vested stock options and 82,371 performance-based vested and exercisable stock options due to the satisfaction of internal rate of return thresholds.

(16)

Excludes 55,536 restricted stock units because such award does not begin to vest, and no common stock may be received thereunder, prior to May 30, 2025. Includes 120,642 time-based vested stock options and 74,883 performance-based vested and exercisable stock options due to the satisfaction of internal rate of return thresholds.

(17)	Excludes 58,956 restricted stock units because such award does not begin to vest, and no common stock may be received thereunder, prior to May 30, 2025.

2025 Proxy Statement | 61

ITEM ONE—ELECTION OF DIRECTORS

The Board has nominated the following individuals for election to the Board, with a term beginning on June 5, 2025 to serve until the Company’s 2026 annual meeting of shareholders or until their successors are elected and qualified or upon earlier of death, disability, resignation or removal:

Robert W. Drummond

Michael Jardon

Eitan Arbeter

Lisa L. Troe

Brian Truelove

Frances M. Vallejo

Eileen G. Whelley

Biographical information for each nominee, as well as for the Company’s current executive officers, is contained in “Management—Directors and Executive Officers.”

The number of members of the Board will automatically be reduced to seven directors as of the election of directors at the 2025 annual meeting. The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the number of members of the Board will be reduced for the time being, until a meeting is called to appoint a substitute nominee that the Board recommends.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to elect each director nominated.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

62 | 2025 Proxy Statement

ITEM TWO—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Company is asking its shareholders to provide advisory, non-binding approval of the compensation paid to its Named Executive Officers, as described in the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 21, and the compensation tables and narrative discussion that follow such section, as required pursuant to Section 14A of the Exchange Act. The Board recognizes that executive compensation is an important matter for the Company’s shareholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this proxy statement.

As described in detail in the CD&A section of this proxy statement, the Company is focused on establishing an executive compensation program that is intended to attract, motivate, and retain key executives and to reward executives for creating and increasing the value of the Company. These objectives are taken into consideration when creating the Company’s compensation arrangements, when setting each element of compensation under those programs, and when determining the proper mix of the various compensation elements for each of the Named Executive Officers. The Company periodically reevaluates whether its compensation programs and the levels of pay awarded under each element of compensation achieve these objectives.

As described in the CD&A, the Company believes its compensation program is effective, appropriate and strongly aligned with the long-term interests of its shareholders and that the total compensation package provided to its Named Executive Officers is reasonable and not excessive. As you consider this Item two, the Company urges you to read the CD&A section of this proxy statement for additional details on executive compensation, including information about compensation philosophy and objectives and the past compensation of the Company’s Named Executive Officers, and to review the tabular disclosures regarding Named Executive Officer compensation together with the accompanying narrative disclosures in the “Executive Compensation” section of this proxy statement.

As a non-binding advisory vote, Item two is not binding on the Board, will not overrule any decisions made by the Board or require the Board to take any specific action. Although the vote is non-binding, the Board and the members thereof responsible for setting executive compensation value the opinions of the shareholders, and will carefully consider the outcome of the vote when making future compensation decisions for the Company’s Named Executive Officers. In particular, to the extent there is any significant vote against the Company’s Named Executive Officers’ compensation as disclosed in this proxy statement, the Company will consider its shareholders’ concerns, and the Board will evaluate whether any actions are necessary to address those concerns.

Text of the Resolution to be Adopted

The Company is asking shareholders to vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Vote Required

The affirmative vote of a simple majority of the votes cast is required for approval of Item two. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

2025 Proxy Statement | 63

ITEM THREE—ADOPTION OF ANNUAL ACCOUNTS FOR 2024

At the annual meeting, you will be asked to confirm and ratify the preparation of the Company’s Dutch statutory annual accounts and annual report of the Board in the English language and to adopt the Company’s Dutch statutory annual accounts for the year ended December 31, 2024 (the “Annual Accounts”), as required under Dutch law and the Articles.

The Company’s Annual Accounts are prepared in accordance with the statutory provisions of Title 9, Book 2 of the Dutch Civil Code and International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. The Annual Accounts contain certain disclosures not required under generally accepted accounting principles in the United States (“US GAAP”) and there are differences between IFRS and US GAAP.

A copy of the Annual Accounts can be accessed through the Company’s website, www.expro.com, and may be obtained free of charge by request to the Company’s principal executive offices at 1311 Broadfield Blvd., Suite 400, Houston, TX 77084 Attn: Investor Relations.

A representative of Deloitte Accountants B.V., who has audited the Company’s Annual Accounts, will be available, either in person or telephonically, to answer any questions from the Company’s shareholders in relation to the auditor’s statement in relation to the fairness of the Company’s Annual Accounts.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to adopt the Company’s Annual Accounts and to authorize the preparation of the Company’s Dutch statutory annual accounts and annual report in the English language.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE COMPANY’S ANNUAL ACCOUNTS AND THE AUTHORIZATION OF THE PREPARATION OF THE COMPANY’S DUTCH STATUTORY ANNUAL ACCOUNTS AND ANNUAL REPORT IN THE ENGLISH LANGUAGE.

64 | 2025 Proxy Statement

ITEM FOUR—DISCHARGE OF MEMBERS OF THE BOARD

Under Dutch law, at the annual meeting shareholders may discharge the members of the Board from liability in respect of the exercise of their duties during the financial year concerned. The discharge is without prejudice to the provisions of the law of The Netherlands relating to liability upon bankruptcy and does not extend to matters not disclosed to shareholders.

It is proposed that the shareholders resolve to discharge the members of the Board from liability in respect of the exercise of their duties during 2024.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to approve the discharge from liability of the members of the Board.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE DISCHARGE OF THE MEMBERS OF THE BOARD FROM LIABILITY FOR 2024.

2025 Proxy Statement | 65

ITEM FIVE—APPOINTMENT OF AUDITOR FOR DUTCH STATUTORY ANNUAL ACCOUNTS

In accordance with Dutch law and the Company’s Articles, the Company shall have its Dutch statutory annual accounts (prepared in accordance with IFRS) audited by a Dutch auditor. The Dutch auditor shall be appointed by the Company’s shareholders at the annual meeting. Upon the recommendation of the Audit Committee, the Board proposes to appoint Deloitte Accountants B.V. as our auditor who will audit our Dutch Annual Accounts for the year ending December 31, 2025.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to appoint Deloitte Accountants B.V. as our auditor who will audit our Dutch Annual Accounts for the year ending December 31, 2025.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPOINTMENT OF DELOITTE ACCOUNTANTS B.V. AS OUR AUDITOR WHO WILL AUDIT OUR DUTCH ANNUAL ACCOUNTS FOR THE YEAR ENDING DECEMBER 31, 2025.

66 | 2025 Proxy Statement

ITEM SIX—RATIFICATION OF SELECTION OF INTERNATIONAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP as the international independent registered public accounting firm of the Company for the year ending December 31, 2025. The audit of the Company’s annual consolidated financial statements for the year ended December 31, 2024 was completed by Deloitte & Touche LLP on February 25, 2025.

The Board is submitting the selection of Deloitte & Touche LLP for ratification at the annual meeting. The submission of this matter for ratification by shareholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for shareholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the shareholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider, but will not be required to rescind, the selection of that firm as the Company’s international independent registered public accounting firm. Representatives of Deloitte & Touche LLP will be available, either in person or telephonically, to respond to appropriate questions at the annual meeting if necessary and make a statement if they desire to do so. Also, a representative of Deloitte Accountants B.V., who has audited the Company’s Annual Accounts, will also be available to answer any questions from the Company’s shareholders in relation to the auditor’s statement in relation to the fairness of the Company’s Annual Accounts. See “Item Three—Adoption of Annual Accounts for 2024.”

The Audit Committee has the authority and responsibility to retain, evaluate and replace the Company’s international independent registered public accounting firm. The shareholders’ ratification of the appointment of Deloitte & Touche LLP does not limit the authority of the Audit Committee to change the Company’s international independent registered public accounting firm at any time.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INTERNATIONAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2025.

2025 Proxy Statement | 67

ITEM SEVEN—AUTHORIZATION OF BOARD TO

REPURCHASE SHARES FOR ANY LEGAL PURPOSE

In accordance with Dutch law and the Company’s Articles, the Company may only acquire its own fully paid-up shares with consideration if and insofar the general meeting has authorized the Board in that respect. Such authorization shall be valid for a period of no longer than 18 months. In the authorization, the general meeting shall state the number of shares that may be acquired (i.e., the total number of shares that may be held as treasury shares, including treasury shares already held pursuant to prior repurchases), how the shares may be acquired and the limits within which the price of the shares must be set. No authorization is required when the Company acquires shares in its capital for the purpose of transferring those shares to employees of the Company or of a group company, under a plan applicable to such employees.

At the annual general meeting in 2024, the Board was granted the authorization to repurchase shares in such way that a maximum of 10% of the issued capital may be repurchased and at a price between $0.01 and 105% of the market price on the NYSE. The authorization was granted for a period of 18 months starting from the date of the 2024 annual meeting.

Therefore, for the annual meeting, the Board proposes to authorize the repurchase of shares for any legal purpose under the following same conditions:

(i)	the shares may be repurchased up to a total of 10% of the issued share capital (currently consisting of 122,121,171 shares);

(ii)	the shares may only be repurchased at an open market purchase or in a private purchase transaction;

(iii)	the shares may only be repurchased at a price between $0.01 and 105% of the market price on the NYSE; and

(iv)	the authorization of the Board is valid for a period of 18 months starting from the date of the annual meeting.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to authorize the Board to repurchase shares for any legal purpose under the relevant conditions.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE AUTHORIZATION OF THE BOARD TO REPURCHASE SHARES FOR ANY LEGAL PURPOSE.

68 | 2025 Proxy Statement

ITEM EIGHT—AUTHORIZATION OF BOARD TO

ISSUE SHARES FOR ANY LEGAL PURPOSE

At the annual general meeting in 2024, the Board proposed to authorize the Board to issue shares up to 20% of the issued share capital, for any legal purpose, at the stock exchange or in a private purchase transaction, and during a period of 18 months. The authorization also included the authority to restrict or exclude preemptive rights upon an issue of shares. At the 2024 annual general meeting, the shareholders approved such proposal.

Therefore, for the annual meeting, in accordance with customary practice in the Netherlands, the Board proposes to authorize the Board to issue shares for any legal purpose under the following conditions, which authorization also includes the authority to restrict or exclude preemptive rights upon an issue of shares:

(i)	the shares may be issued up to a total of 20% of the issued share capital as of the date of the annual meeting; and

(ii)	the authorization of the Board is valid for a period of 18 months starting from the date of the annual meeting.

Notwithstanding the foregoing, we expect to propose renewal of this authorization annually at the annual general meetings in subsequent years. Please be informed that although the previous authorization has been included in the Articles, no amendment to the Articles is necessary to validly authorize the Board to issue shares, as the authorization granted in the annual meeting will replace the one included in the Articles.

In addition, we note that, because we are a NYSE-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and SEC, including those rules that limit our ability to issue shares in specified circumstances. Furthermore, we note that this authorization is required as a matter of Dutch law and is not otherwise required for other companies listed on the NYSE with whom we compete. Accordingly, approval of this resolution would merely place us on par with other NYSE-listed companies.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to authorize the Board to issue shares for any legal purpose under the relevant conditions.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE AUTHORIZATION OF THE BOARD TO ISSUE SHARES FOR ANY LEGAL PURPOSE.

2025 Proxy Statement | 69

SHAREHOLDER PROPOSALS

Pursuant to the Company’s Articles, general meetings will be held in Amsterdam, The Netherlands in the municipality in which the Company has its statutory seat, or at the Municipality of Haarlemmermeer (Schiphol). A general meeting of shareholders will be held at least once a year within the period required by Dutch law, which is currently no later than six months after the end of the Company’s financial year.

The agenda for the 2026 annual meeting is expected to include, in addition to other matters, any matter the consideration of which has been requested by one or more shareholders, representing alone or jointly with others at least such percentage of the issued capital stock as determined by our Articles and Dutch law, which is currently set at three percent. Shareholders who desire to submit a proposal for action, including a proposal to appoint a director, at the 2026 annual meeting other than pursuant to Rule 14a-8 of the Exchange Act must comply with Article 30 of the Company’s Articles. The request to consider such matter must be received by us no later than on the 60th day prior to the day of the 2026 annual meeting accompanied by a statement containing the reasons for the request. We currently expect our 2026 annual meeting to be held on or about June 4, 2026, with mailing to commence on or about April 10, 2026. Requests received later than the 60th day prior to the day of the meeting (anticipated to be Sunday, April 5, 2026), will be considered untimely. In addition, the deadline for providing notice to the Company under Rule 14a-19, the SEC’s universal proxy rule, of a shareholder’s intent to solicit proxies in support of nominees submitted under the Company’s Articles is April 6, 2026.

Any proposals sought for inclusion in the proxy statement for the 2026 annual meeting must comply with Rule 14a-8 under the Exchange Act and be submitted by December 12, 2025.

In order for any matters to be included in the Company’s proxy statement or presented at the 2025 annual meeting, the qualified shareholder(s) must submit the matter to the Company’s Secretary at 1311 Broadfield Blvd., Suite 400, Houston, Texas 77084.

70 | 2025 Proxy Statement

HOUSEHOLDING MATTERS

Shareholders who share a single address will receive only one proxy statement or Notice at that address unless the Company has received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate copy of these materials or of future materials (as applicable), he or she may contact the Company’s Corporate Secretary at (713) 463-9776, or write to Expro Group Holdings N.V., 1311 Broadfield Blvd., Suite 400, Houston, Texas 77084, Attention: Corporate Secretary. The Company will deliver separate copies of this proxy statement or the Notice promptly upon written or oral request. If you are a shareholder receiving multiple copies of this proxy statement or the Notice, you can request householding by contacting the Company in the same manner. If you own your Common Stock through a bank, broker or other shareholder of record, you can request additional copies of this proxy statement or request householding by contacting the shareholder of record.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC. The Company’s filings are available to the public at the SEC’s website at www.sec.gov. The Company’s Common Stock is listed on the New York Stock Exchange under the ticker symbol “XPRO”. You may request a copy of the Company’s filings, including this proxy statement and our 2024 Annual Report, free of charge by contacting the Company’s Corporate Secretary at (713) 463-9776, or by writing to Expro Group Holdings N.V., 1311 Broadfield Blvd., Suite 400, Houston, Texas 77084, Attention: Corporate Secretary. Upon request, we will also furnish without charge to each person to whom this proxy statement is delivered a copy of any exhibit listed in our 2024 Annual Report. The Company’s filings are also available on its website at www.expro.com.

2025 Proxy Statement | 71

EXPRO

PARTNERSHIP

Advancing together.

Partnering with our clients to create innovative, sustainable solutions that drive meaningful impact, foster long-term growth, and support a more resilient future.

CARBON CAPTURE AND STORAGE

Supporting a landmark carbon capture project with expert tubular running services.

Expro secures contract for Netherlands CCS project, converting wells for CO_2 injection, aligning with sustainability goals.

RED ZONE AVOIDANCE

Digital automation eliminating red-zone exposure and reducing carbon emissions.

Enhancing safety and efficiency with digital automation in high-risk rig environments.

CARBON CAPTURE AND STORAGE

Advancing carbon capture: well testing for a major UK project.

Commissioned to provide critical services that will be needed to appraise two wells for future CCS suitability, strengthening our commitment to sustainable energy solutions.

ZERO FLARING

Zero flaring early production facility: a sustainable solution for remote wells.

Our dual-train EPF system enabled rapid production from remote wells, eliminating flaring, reducing costs, and enhancing safety and monitoring.

ZERO FLARING

Reducing flaring footprint in natural reserve area.

Partnering to minimize environmental impact during gas exploration, achieving zero flaring.

© 2025 Expro. All rights reserved.

EXPRO

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Forward-Looking Statements

These materials contain goals and initiatives that are aspirational and may change. Statements regarding our goals are not guarantees or promises that they will be met. Inclusion of information in these materials should not be construed as a characterization of the materiality or financial impact of that information with respect to our Company. In addition, these materials contain forward-looking statements ("Forward-Looking Statements") based on current expectations. Various statements in these materials or incorporated by reference in these materials, in previously submitted and future filings by us with the Securities and Exchange Commission, in our press releases and in oral statements made from time to time by us or on our behalf constitute Forward-Looking Statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-Looking Statements are based on current expectations and are indicated by words or phrases such as anticipate, outlook, estimate, expect, project, believe, envision, can, commit, will, aim, seek, goal, target and similar words or phrases. These Forward-Looking Statements involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed in or implied by such Forward-Looking Statements. These Forward-Looking Statements are based largely on our expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control, that could cause actual results, performance, or achievements to materially differ. These risks include, but are not limited to, those identified in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Form 8-K reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any Forward-Looking Statements, whether as a result of new information, future events, historical practice, or otherwise.

SCAN TO VIEW MATERIALS & VOTE EXPRO GROUP HOLDINGS N.V. VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above (INCORPORATED IN THE NETHERLANDS) Use the Internet to transmit your voting instructions and for electronic delivery 1311 BROADFIELD BLVD., SUITE 400 of information up until 11:59 P.M. Eastern Daylight Time on June 4, 2025 or HOUSTON, TEXAS 77084 5:59 A.M. Central European Time on June 5, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on June 4, 2025 or 5:59 A.M. Central European Time on June 5, 2025. Have your proxy card in hand when you call and then follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V64831-P29403-P29404 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY EXPRO GROUP HOLDINGS N.V. nominees The Board named of Directors below: recommends that you vote FOR each of the 1. Election of Directors Nominees: For Against Abstain 1a. Robert W. Drummond 1b. Michael Jardon 1c. Eitan Arbeter 1d. Lisa L. Troe 1e. Brian Truelove 1f. Frances M. Vallejo 1g. Eileen G. Whelley The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To approve on a non-binding advisory basis the compensation of the Company's named executive officers for the year ended December 31, 2024; 3. Toreview the annual report for the fiscal year ended December 31, 2024, including the paragraph relating to corporate governance, to confirm and ratify the preparation of the Company’s statutory annual accounts and annual report in the English language and to confirm and adopt the annual accounts for the fiscal year ended December 31, 2024; 4. To discharge the members of the Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2024; For Against Abstain 5. To appoint Deloitte Accountants B.V. as the Company’s auditor who will audit the Dutch statutory annual accounts of the Company for the fiscal year ending December 31, 2025, as required by Dutch law; 6. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the Company’s U.S. GAAP financial statements for the fiscal year ending December 31, 2025; 7. To authorize the Board to repurchase shares up to 10% of the issued share capital, for any legal purpose, through the stock exchange or in a private purchase transaction, at a price between $0.01 and 105% of the market price on the New York Stock Exchange, and during a period of 18 months starting from the date of the 2025 annual meeting; and 8. To authorize the Board to issue shares up to 20% of the issued share capital as of the date of the 2025 annual meeting, for any legal purpose, at the stock exchange or in a private purchase transaction, and during a period of 18 months starting from the date of the 2025 annual meeting. The authorization also includes the authority to restrict or exclude pre-emptive rights upon an issue of shares. NOTE: meeting Such or any other adjournment business as may thereof properly shall come be voted before in accordance the annual solicited with the on discretion behalf of of the the Board proxies of appointed the Company. hereby. The proxy, The proxy when is given properly above. executed, If no will instructions be voted are in accordance given, the with proxy the will instructions be voted proposal “For” the 1 election and “For” of proposals each of the 2, 3, director 4, 5, 6, 7 nominees and 8. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2024 Annual Report are available at www.proxydocs.com/xpro V64832-P29403-P29404 EXPRO GROUP HOLDINGS N.V. ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 5, 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Michael Jardon, John McAlister, Quinn Fanning and Joshua K. Hancock as proxies, each with full power of substitution, to represent and vote, as designated on the reverse side, all of the shares of Common Stock of Expro Group Holdings N.V. held by the undersigned that would be entitled to vote if personally present, at the Annual Meeting, to be held on June 5, 2025, at 4:00 P.M. Central European Time, at the offices of Van Campen Liem, J.J. Viottastraat 52, 1071 JT, Amsterdam, The Netherlands, or at any postponement or adjournment thereof. The proxy, when properly executed, will be voted in accordance with the instructions given. If no instructions are given, this proxy will be voted “For” the election of each of the director nominees named in proposal 1 and “For” proposals 2, 3, 4, 5, 6, 7 and 8. In their discretion, the proxies named above are authorized to vote upon such other business as may properly come before the Annual Meeting, or at any postponement or adjournment thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve). Continued and to be signed on reverse side